Exhibit 10.1

LEASE AGREEMENT

(DEED OF LEASE)

BY AND BETWEEN

CARLYLE-LANE-CFRI VENTURE II, LLC (“Landlord”)

AND

LEARNING TREE INTERNATIONAL USA, INC. (“Tenant”)

DEMISED PREMISES:

CARLYLE CENTER

1925 BALLENGER AVENUE, SUITE #200

ALEXANDRIA, VIRGINIA 22314

DATED:                     , 2007

LEASE AGREEMENT

This Lease (“Lease”), is made and entered into this      day of             , 2007 (the “Effective Date”, defined as the last date that any party to this Lease executes the same), between the Landlord and the Tenant hereinafter named:

ARTICLE 1: DEFINITIONS AND BASIC LEASE TERMS

In addition to other terms which are elsewhere defined in this Lease, the following terms when used in this Lease with the first letter of each word capitalized shall have the meanings set forth in this section, and only such meanings, unless such meanings are expressly limited or expanded elsewhere herein.

(A)	LANDLORD:	CARLYLE-LANE-CFRI VENTURE II, LLC

(B)	LANDLORD’S ADDRESS:	15 Old Danbury Road Wilton, Connecticut 06897

(C)	RENT PAYMENT ADDRESS:	15 Old Danbury Road Wilton, Connecticut 06897

(D)	TENANT:	LEARNING TREE INTERNATIONAL USA, INC.

(E)	TENANT’S ADDRESS:	Learning Tree International USA, Inc.
Attention: General Manager
1831 Michael Faraday Drive
Reston, Virginia 20190

With a copy to:
Learning Tree International
Attention: V.P. HR & Administration
1805 Library Street
Reston, Virginia 20190

(F)	INTENTIONALLY OMITTED

(G)	DEMISED PREMISES NAME & ADDRESS:	Carlyle Center 1925 Ballenger Avenue, Suite 200 Alexandria, Virginia 22314

(H)	DEMISED PREMISES; SQUARE FOOTAGE: For purposes of this Lease Agreement, the square footage of the Demised Premises shall be deemed to be 10,993 square feet per ANSI/BOMA Z65.1-1996, in Suite #200, such premises being shown on the plan attached hereto as Exhibit “A”, and being a part of the Building. The square footage of the Demised Premises as set forth above may hereinafter be referred to as the “Square Footage.”

(I)	LEASE TERM: Commencing on the “Lease Commencement Date” as hereinafter defined and ending August 31, 2017.

(J)	LEASE COMMENCEMENT DATE; RENT COMMENCEMENT DATE: The “Lease Commencement Date” shall be the date of substantial completion of the Premises. The “Rent Commencement Date” shall be the date that is four (4) calendar months following the Lease Commencement Date. Landlord shall deliver possession of the Demised Premises to Tenant on or before April 20, 2007. Tenant shall, upon Landlord’s request, execute a letter (or document in recordable form) (at Landlord’s election and at Landlord’s cost if recorded)
evidencing the Lease Commencement Date and any other applicable dates under this Lease. Tenant agrees to (a) submit plans for Tenant’s Work (as defined in this Lease) (“Tenant’s Plans”) to Landlord within forty-five (45) calendar days of full execution of this Lease, (b) apply for all necessary permits within five (5) business days of Landlord’s approval of
Tenant’s Plans and (c) use its best efforts to diligently pursue obtaining all permits necessary for construction of
Tenant’s Work.

(K)	MINIMUM RENT: $417,734 per annum ($34,811.17 per month) for Lease Year 1, increasing by three percent (3%) per annum beginning in Lease Year 2 through the end of the Lease Term, payable in advance, as further defined in this Lease.

(L)	INITIAL MONTHLY RENT PAYMENT: $34,811.17, due upon Tenant’s execution of this Lease.

(M)	SECURITY DEPOSIT: $34,811.17, due upon Tenant’s execution of this Lease, and as further defined in and governed by this Lease.

(N)	PERMITTED USE, as further defined in this Lease: The Demised Premises may only be used for general office and classroom use. Except as expressly provided herein, Tenant shall not be permitted to use and reasonably related uses the Demised Premises for any other purpose.

(O)	LEASE YEAR: The first twelve (12) full calendar months beginning on the first day of the month on or after the Lease Commencement Date and each succeeding twelve (12) month period thereafter.

(P)	BUILDING: The real estate owned by Landlord at the Demised Premises as set forth in 1(G) above on which the building and other improvements are now or hereafter placed thereon, together with such changes, additions, or deletions thereto as Landlord may from time to time designate. Landlord reserves the right to change the size, number and location of structures and other improvements which from time to time constitute a part of the Building, provided that reasonable access to the Demised Premises, Common Area and the parking areas (if any) shall not be materially impaired. The Building currently contains approximately 100,000 square feet of office space and approximately 65,000 square feet of retail space.

(Q)	COMMON AREAS: Those areas of the Building which are from time to time made available by Landlord for use by the tenants of the Building and/or by the public, such as, by way of illustration but not limitation, parking areas, driveways, truckways, delivery passages, common truck loading areas, walkways, planted areas, landscaped areas, community rooms, and restrooms which are not leased to or reserved for individual tenants.

(R)	ADDITIONAL RENT: Additional Rent as defined in this Lease.

(S)	RENT: Minimum Rent and Additional Rent.

(T)	BROKER: Studley, Inc. for the Tenant and Jones Lang LaSalle for the Landlord.

ARTICLE 2: GRANT

In consideration of the Rent agreed to be paid and of the covenants and agreements made by the respective parties hereto and the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Demised Premises, upon the terms and conditions herein provided, together with the right to use, in common with others entitled thereto, the Common Areas (as herein defined).

Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Demised Premises.

For the purpose of this Lease, the calculation of Square Footage (and the definition of Demised Premises) shall be inclusive of all appurtenances specifically granted in this Lease, but reserving and excepting to Landlord the use of the exterior walls and the roof and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Demised Premises in locations which will not materially interfere with Tenant’s use thereof and serving other parts of the Building. Notwithstanding the foregoing, the agreed upon Square Footage shall be deemed to be conclusive for all purposes under the Lease.

ARTICLE 3: RENT; ADDITIONAL RENT

(A) Rent: Tenant agrees to pay Landlord, without notice, demand, deduction or offset whatsoever, the Minimum Rent as shown in Article 1(K), payable monthly in advance on the first day of each and every calendar month during the Lease Term from and after the Rent Commencement Date.

The first payment of Minimum Rent as set forth in Article 1 hereof, shall be due simultaneously with Tenant’s execution of this Lease. In the event that the Rent Commencement Date shall occur on a day other than the first day of the month, the first rental payment shall be adjusted for the fractional monthly period so that all rental payments other than the first shall be due and payable on the first day of each month.

A late charge of five percent (5%) of the monthly Rent payment shall be added to each and every monthly Rent payment (including Minimum Rent and Additional Rent) which is not received by Landlord on or prior to the fifth (5th) day of the month for which such payment is due. Any amount due from Tenant to Landlord hereunder which is not received by Landlord on or prior to the fifth (5th) day following the date due, including late payment charges, shall bear interest at a rate equal to the lesser of (i) twelve percent (12%) per annum or (ii) the highest rate permitted under applicable law for such obligations, from the due date until paid. The payment of such interest shall not excuse or cure any default by Tenant under this Lease. Landlord’s election not to charge the stated five percent (5%) penalty for any late payment shall not constitute or be a waiver or preclude Landlord from charging such late payment penalty at other times. Landlord shall be entitled to collect from Tenant all expenses incurred by Landlord involving collection of late Rent, including, but not limited to, attorneys’ fees and court costs. Notwithstanding the foregoing, Landlord agrees to waive imposition of the above-described late charge on up to one (1) occasion in any twelve (12) month period, provided Tenant tenders the overdue payment to Landlord within five (5) business days after Tenant’s receipt of written notice from Landlord stating that the payment was not received when due.

Landlord may, in its discretion, apply any payments received from Tenant in the following order: first, toward the payment of any interest charges accrued against Tenant’s account; second, toward the payment of any late charges and any legal expenses or additional administrative costs incurred by Landlord to enforce any provision of this Lease; third, toward the payment of Additional Rent, including, without limitation, Taxes, Insurance and/or Operating Expenses (as defined in this Lease); and then, toward the payment of Minimum Rent.

(B) Additional Rent: In addition to the foregoing Minimum Rent, all other payments to be made by Tenant to Landlord pursuant to this Lease shall be deemed to be and shall become additional rent (“Additional Rent”) hereunder whether or not the same be designated as such; and shall be due and payable within ten (10) days of demand or together with the next succeeding installment of Minimum Rent, whichever shall first occur; and Landlord shall have the same remedies for failure to pay the same as for non-payment of Rent. Landlord, at its election, shall have the right to pay for or do any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event Landlord shall, at its election, pay such sums or do such acts requiring the expenditures of monies, Tenant agrees to pay Landlord, upon demand, all such sums, and the sums so paid by Landlord, together with interest thereon, shall be deemed Additional Rent and be payable as such.

ARTICLE 4: SECURITY DEPOSIT

Tenant, concurrently with the execution of this Lease, has deposited with Landlord a Security Deposit in the amount shown in Article 1(M) as collateral security for the performance of Tenant’s obligations hereunder (both monetary and non-monetary). If Tenant defaults with respect to any provision of this Lease including but not limited to the provisions relating to the payment of any Rent, Landlord, in its sole discretion, may elect to use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum due to Landlord hereunder or for the payment of any other loss or damage which Landlord may suffer by reason of Tenant’s default which shall be applied as described in Article 3 above. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Unless required by applicable law, Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform each provision of this Lease to be performed by it, the Security Deposit or any unused balance thereof shall be returned to Tenant, upon request, within thirty (30) days following Lease expiration and upon Tenant’s vacating the Demised Premises and removing all of its property. The Security Deposit shall not constitute prepaid Rent or liquidated damages, but it may, at Landlord’s sole option, be applied by Landlord toward the payment of the final month’s Rent due under the Lease. Landlord may transfer the Security Deposit to a transferee of Landlord’s interest in the Demised Premises or the Building whereupon Landlord shall be released from any further liability with respect to the Security Deposit so long as such transferee assumes in writing Landlord’s obligations under this Lease.

ARTICLE 5: COMMENCEMENT OF LEASE TERM AND RENT

The term of this Lease and the accrual of Rent hereunder, respectively, shall commence on the Lease Commencement Date and the Rent Commencement Date, respectively, set forth in Article 1(J). Except as expressly set forth herein to the contrary, Tenant’s covenants and obligations as provided for in this Lease shall be effective and Tenant shall be fully bound thereby from and after the execution of this Lease by Landlord and Tenant.

Prior to the Lease Commencement Date, Tenant and its agents, employees, and contractors may enter the Demised Premises with Landlord’s prior consent. Tenant hereby agrees that none of such parties nor their work, equipment, or materials will interfere with any work or construction being or to be performed by Landlord or any other tenant of the Building; that Tenant will indemnify, defend and hold harmless Landlord of and from any and all liability, damage, costs, and expense (including attorneys’ fees) for personal injury (including death) and/or property damage attributable directly or indirectly to any act or omission of any one or more of such parties; that Tenant will pay all utility charges with respect to the Demised Premises which accrue on and after the date of the first such entry; and that such entry shall be subject to all terms, conditions, and covenants of this Lease other than those relating to the payment of Rent. Prior to the commencement of construction Tenant shall provide Landlord with evidence of all insurance coverages as required under this Lease (including, but not limited to, liability insurance) as well as evidence of worker’s compensation coverage for any and all contractors involved in said construction.

Within thirty (30) calendar days following receipt of all required permits necessary for Tenant to commence construction of its improvements, Tenant shall commence construction of its improvements to the Demised Premises. Tenant shall work diligently to complete all required improvements, but in any event, Tenant shall complete all of Tenant’s improvements within one hundred fifty (150) days following the delivery of the Demised Premises to Tenant; provided, however, such period shall be extended one (1) day for each day of delay due to events beyond the reasonable control of Tenant. In the event Tenant shall have failed to complete Tenant’s Work and to have opened the Demised Premises for business on or before the Rent Commencement Date, then all of Tenant’s charges shall nevertheless commence on the Rent Commencement Date at the rates specified in this Lease (prorated on a daily basis).

ARTICLE 6: USE OF PREMISES; ADA REQUIREMENTS

Tenant covenants and agrees to use the Demised Premises only for the permitted use(s) set forth in Article 1(N). If Tenant violates this Article 6, Landlord may enforce this provision by cancellation of this Lease, injunctive or other equitable relief, and in addition to any other remedies available to Landlord, and in the event of any such legal or equitable action, Landlord shall, among other things, be entitled to recover attorneys’ fees and costs. Tenant covenants that it will not:

(a)	create or maintain, or allow others to create or maintain, any nuisances, including without limiting the foregoing general language, loud noises, sound effects, offensive odors and smoke or dust in or about the Demised Premises; or

(b)	commit any waste.

Tenant shall not use the Demised Premises for any illegal trade or purpose. Tenant shall at all times comply in its occupancy and use with all applicable local ordinances, all applicable state and federal laws and regulations, and all rules and regulations prescribed from time to time by Landlord. By execution of this Lease, Landlord makes no representations to Tenant that the contemplated use of the Demised Premises meets local zoning and land use ordinances. Tenant shall refrain from permitting any nuisance or unlawful or immoral practice to be carried on within the Demised Premises. Tenant agrees to endeavor to keep the Demised Premises in such a manner so as not to disturb other tenants and/or customers and so as not to detract from the reputation and integrity of the Building.

Tenant’s use of the Demised Premises shall be subject, at all times during the Lease Term, to Landlord’s right to adopt, modify and/or rescind from time to time reasonable rules and regulations not in conflict with any of the express provisions herein governing the use of the Building, parking areas, walks, driveways, passageways, signs, exteriors of buildings, lighting and other matters affecting other tenants in and the general management and appearance of the Building of which the Demised Premises are a part. Tenant agrees to comply with all such rules and regulations provided they are the same for all tenants and equally enforced.

Tenant covenants and agrees that it will not do or permit anything to be done in or upon the Demised Premises or bring in anything or keep anything therein which shall increase the rate of insurance on the Demised Premises or on the Building above the standard rate for such insurance; and Tenant further agrees that in the event it shall do any of the foregoing, it will promptly pay to Landlord on demand any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

Tenant’s obligations hereunder shall survive the expiration or earlier termination of this Lease.

Tenant shall be liable for any cost, claim or alteration arising from the Americans with Disabilities Act which is related to the Demised Premises and/or resulting from any improvement or alteration of the Demised Premises made by Tenant and/or resulting from Tenant’s use of the Demised Premises.

Landlord shall be liable for any cost, claim or alteration arising from the Americans with Disabilities Act which is related to the Building and/or Common Areas, and Landlord represents to Tenant that the Building, as of the Commencement Date, meets all local building codes and is in compliance with the Americans with Disabilities Act.

ARTICLE 7: BUILDING SERVICES

(A) HVAC and Elevators: Landlord shall furnish (i) heating, ventilating and air conditioning (“HVAC”) to provide a temperature condition required for comfortable occupancy of the Premises under normal business operations based upon reasonable occupancy levels, daily from 8:00 a.m. to 6:00 p.m. (Saturday from 9:00 a.m. to 1:00 p.m.), Sundays and holidays excepted (“Normal Business Hours”); and (ii) passenger elevator services 24 hours a day, 7 days a week, subject to emergencies and otherwise as specified by law. The level of HVAC service shall be as more fully detailed in the Building Shell Definition exhibit attached to this Lease as Exhibit “C-2”.

(B) Electricity: Landlord shall furnish sufficient electrical capacity at the time of delivery for Tenant’s Work for all lighting in the Premises, personal computers, other word processing equipment, and other general office equipment of similar electrical consumption (Voltage shall be 277/480 volts, 3 phase, four wire for lighting, motors and other large loads and 120/208 volts, single phase, four wire for receptacle and other 120 volt equipment); provided that Tenant shall pay for the cost of power consumption of all equipment located within the Premises in excess of 2.5 watts per square foot for lighting and 5.0 watts per square foot for receptacles, on an average annualized basis. Additional details regarding electrical capacity are set forth in the Building Shell Definition exhibit attached to this Lease as Exhibit “C-2”. Landlord shall have the right, if Landlord reasonably determines that Tenant is using electric current of purposes other than those described above and/or at a consumption level greater than that set forth above, to meter such Tenant’s electricity consumption and/or conduct a survey thereof by an independent utility consultant, and, if such metering and/or survey in fact determine that Tenant is using electric current for purposes other than that set forth above and/or at a consumption level greater than that set forth above, all at Landlord’s cost and expense. Thereafter, Landlord may require Tenant to pay such additional consumption costs as Additional Rent.

(C) Telecommunications: Tenant shall arrange for telecommunications services for the Premises directly with service providers reasonably approved by Landlord and shall be solely responsible for paying for such services. In no event does Landlord make any representation or warranty with respect to telecommunications services in the Building and Landlord shall have no liability with respect thereto. Landlord shall provide Tenant with access to the Building’s riser and other areas to enable Tenant to install and maintain its telecommunications equipment.

(D) Janitorial, Management and Security Services: Landlord shall engage management, operating (including cleaning) and security personnel and/or contractors as reasonably determined by Landlord. With respect to cleaning (janitorial) services, Landlord shall cause the Demised Premises to be cleaned five (5) days per week, in a manner and of a quality commensurate with similarly situated commercial buildings of a comparable quality in the Northern Virginia area. The costs and expenses of engaging such personnel and/or contractors shall be included in Expenses hereunder. Tenant shall have the right to install its own security system and cardkey access to the Demised Premises and to the stairwells between the floors of its Demised Premises, and Landlord and Tenant agree to coordinate with each other to integrate such Tenant security system and cardkey access into any existing Building security system.

(E) Additional Services: Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above, Tenant shall pay Landlord’s reasonable and actual costs and fees to furnish such services.

(F) Access to Premises: Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days per week.

(G) Failure or Delay in Furnishing Services: Except as provided herein, Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant’s use of the Demised Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease unless such failure shall continue for five (5) business days and Tenant is unable to utilize the Demised Premises as a result of such failure or delay. In such event, Tenant’s obligation to pay Rent shall abate day for day from and after the fifth (5th) business day until Tenant is able to utilize the Demised Premises. Landlord agrees to use its reasonable efforts to cure such failure or delay after Tenant has notified Landlord thereof.

ARTICLE 8: COMMON AREAS

All Common Areas in or about the Building shall be and are subject to the exclusive control and management of Landlord.

Tenant and its officers, employees, contractors, agents, customers and invitees shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the Common Areas as designated from time to time by Landlord subject to such reasonable rules and regulations as Landlord may from time to time impose, including the designation of specific areas in which cars owned by Tenant, its officers, employees, contractors and agents must be parked. Tenant agrees to abide by such rules and regulations and to use its best efforts to cause its officers, employees, contractors, agents, customers and invitees to conform thereto. Landlord may at any time temporarily close parking areas; and Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable. Tenant shall not at any time interfere with the rights of Landlord and other tenants, its and their officers, employees, contractors, agents, customers and invitees, to use any part of the parking areas and other Common Areas. Neither Tenant nor Tenant’s officers, employees, contractors, or agents shall solicit business in the parking or other Common Areas or distribute any handbills or other advertising matter in such areas or place any such handbills or advertising matter in or on any automobiles parked therein without Landlord’s written consent.

Landlord grants to Tenant, in common with others, the non-exclusive license to use the Common Area subject to the terms and conditions hereof so long as Tenant’s access to and use of the Demised Premises, Common Area and Parking Areas are not adversely affected. Tenant agrees that (i) the Building is under the complete control of Landlord; (ii) the parking garage is provided primarily for the convenience of customers and tenants; and (iii) any delivery area and employee parking area may be designated by Landlord in its sole and absolute discretion. Tenant agrees that Landlord has the right (a) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Building; (b) to enforce parking charges (by operation of meters or otherwise) with appropriate provisions for parking ticket validation by tenants on any parking areas of the Building; (c) to close all or any portion of the Common Area or the Building to such extent as may, in the opinion of Landlord, be necessary to maintain, repair, or replace same, or to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; and (d) to do and perform such other acts in and to the Common Area or the Building as Landlord shall determine to be advisable. Landlord shall have the right, from time to time, in connection with special events produced, sponsored, presented or authorized by Landlord, to limit access to all or part of the Common Area and the Building to persons that have paid an admissions charge for access to such areas and/or are otherwise authorized by Landlord to enter such areas so long as Tenant’s access to and use of the Demised Premises, Common Area and Parking Areas are not adversely affected. Tenant acknowledges that Landlord has the right, in its sole and absolute discretion to erect buildings or other structures and to make any changes and/or improvements in the Building, including, without limitation, expanding and/or subdividing the Building, granting licenses and easements to others, and remodeling or changing the interior and/or exterior surfaces of the Building. Tenant shall not (i) receive or ship articles of any kind outside the designated loading area for the Demised Premises and other than during the designated loading times (except for typical deliveries of packages and the like, which may be delivered to or sent from the Demised Premises), nor (ii) solicit business in the Common Area or public areas of the Building, nor distribute or display any handbills or other advertising matters or devices in such Common Area or public areas, nor (iii) do anything to impede the pedestrian or vehicular flow in the Building.

The Building may be part of a mixed-use project, and may contain, now or in the future, in addition to a retail portion, residential portion(s) consisting of condominium and/or apartment units and other areas exclusively serving the same (the “Residential Portion”) and/or office portion(s) (the “Office Portion”). If, at any time, any Residential Portion, Office Portion, or retail portion are controlled and/or owned by separate entities, this Lease shall be subject to any easements or agreements between the owners of such portions so long as Tenant’s access to and use of the Demised Premises, Common Area and Parking Areas are not adversely affected.

ARTICLE 9: TAXES

Tenant’s responsibility for real estate taxes, assessments, business license fees and other charges which may be levied, assessed or charged against the Building is described in Article 10.

Tenant shall pay, in a timely manner, all operating license fees for the conduct of its business and ad valorem and other taxes levied upon its trade fixtures, personal property, inventory and stock of merchandise as well as all sales taxes attributable to the payment of Tenant’s Rent and/or Additional Rent. Said obligation of Tenant shall survive any termination or expiration of this Lease and shall continue until the applicable taxing authority removes such taxes from the applicable tax records.

Upon Tenant’s failure to make payment of its tax or lien responsibilities under this Article, Landlord shall have the right, but not the obligation, to make payment on behalf of Tenant, and such payment shall be deemed to be Additional Rent due for the month in which the taxes are paid, and shall become due and payable upon ten (10) days written notice to Tenant evidencing such payment by Landlord.

Tenant’s obligations hereunder shall survive the expiration or earlier termination of this Lease.

ARTICLE 10: OPERATING EXPENSES, TAXES AND INSURANCE

All costs and expenses of every kind and nature paid or incurred by Landlord in its discretion in the operation, management, maintenance, repair, and restoration of the Building (herein referred to as the “Operating Expenses”) shall be prorated as hereinafter set forth. If the Building is less than ninety-five percent (95%) occupied, the term Operating Expenses shall include all additional costs and expenses of operation, management and maintenance of the Building which Landlord determines that it would have paid or incurred during any calendar year if the Building had been ninety-five percent (95%) occupied. The Operating Expenses shall include (but shall not be limited to) water and sewer charges; utilities system installation charges and assessments; fees for required business licenses and permits; costs of supplies; costs for utilities serving the Building (including on and off-site utilities and facilities and all expenses relating thereto); costs for security; costs for janitorial services; costs for Common Area improvements; costs for maintaining, repairing and replacing elevators and stairways serving the retail portion of the Building; any costs or expenses which are otherwise Operating Expenses which Landlord has elected to amortize over a period of years until such cost or expense is fully recovered; costs for roof maintenance, repair and replacement amortized over their useful life; legal and accounting costs not related to lease negotiations or evictions; solid waste assessments; costs of operation and maintenance of lift stations; property management fees which may be payable to Landlord or a third party manager; costs of equipping, cleaning, lighting, traffic control, striping, resurfacing, resealing, snow removal and maintaining all parking facilities; reserves for repairs, maintenance, and replacement of Building facilities; costs for painting exterior walls; costs for maintaining and monitoring fire sprinkler systems and fire, life safety and other alarms; costs for the maintenance, planting, replanting and replacement of all landscaping and gardening and the maintenance of sprinkler or irrigation systems for such landscaping or gardening; costs or payments for any easement, operating agreement, declaration, restriction covenant or instrument pertaining to the sharing of costs. The Operating Expenses shall not include the following:

(a) costs associated with leasing space in the Building, including, without limitation, advertising and marketing, commissions or any amounts paid for or on behalf of Tenant such as space planning, moving costs, rental and other tenant concessions;

(b) costs associated with any special service or benefit to the tenants or service or benefit in excess of that furnished to Tenant whether or not Landlord receives reimbursement from such tenants as an additional charge;

(c) any interest and principal payments due under any security interest encumbering the Building or payments under any ground lease;

(d) legal expenses for disputes with tenants (except for reasonable attorneys’ fees in connection with enforcing the rules and regulations); legal and auditing fees, other than those legal and auditing fees necessarily and reasonably incurred in connection with the maintenance and operation of the Building; and legal or accounting fees incurred in connection with any debt or equity financing of all or any portion of the Building;

(e) costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the date of this Lease;

(f) depreciation of any portion of the Building;

(g) salaries, wages, or other compensation paid to employees of any property management organization above the level of property manager;

(h) costs of preparing, improving or altering space for a specific tenant;

(i) costs of replacing (as opposed to repairing or maintaining) elements of the Building if such expenditure would be treated as a capital expense for tax purposes, except if the purpose of such expenditure is designed to reduce Operating Expenses;

(j) payments made to any entities that are related to Landlord to the extent such payments exceed the market rate customarily paid to unrelated entities for comparable goods or services;

(k) interest, late charges or penalties payable by Landlord due to Landlord’s failure to make timely payment of any Taxes or other payments;

(l) costs that are reimbursed to Landlord by any source (other than additional rent provisions such as this one) (e.g., by way of warranties, insurance or condemnation proceeds, or payment by any other tenant); and

(m) costs incurred to remove or otherwise deal with any Hazardous Materials in, upon or under the Building that were not introduced by Tenant or any party for which Tenant is responsible.

The term “Insurance” is hereby defined as all costs and expenses of every kind associated with insuring the Building or the Common Areas including, but not limited to, “All Risk” property insurance including the perils of flood and earthquake, rent interruption insurance, all liability insurance, workers’ compensation insurance, and other insurance coverages deemed reasonable and necessary by Landlord, and/or its lender and Landlord’s share of any deductible or co-insurance in connection with an loss.

The term “Taxes” is hereby defined as ad valorem taxes, sewer taxes, front-foot benefit charges (public or private), school taxes, real estate taxes, special and general assessments; water and sewer rents and charges including connection or hook up charges; governmental license and permit fees; charges for public or private easements benefiting the Building; taxes on other areas made available for the common use or benefit of tenants; and all other governmental impositions and charges (extraordinary as well as ordinary, foreseen and unforeseen) which are either a lien on the Building or which are charged, levied or assessed on, or imposed in connection with, the use, occupancy or possession of the Building, and/or which appear as a charge on a tax bill given to Landlord and which Landlord is obligated to pay arising out of the use, occupancy, ownership, leasing, management, repair or replacement of the Building (e.g. taxes, license fees or other charges measured by the rents receivable by Landlord from the Building occupancy taxes Landlord’s business, professional and occupational tax, or similar taxes; interest on Tax installment payments); and, if Landlord contests Taxes or seeks a reduction of the same, and any all costs, expenses and fees (including attorneys’ and other experts’ fees) incurred by Landlord in reviewing, initiating, appealing contesting and/or negotiating Taxes with the public authorities (regardless of the outcome). Taxes shall also include impositions payable by Landlord, including payments in lieu of Taxes, under any arrangement with governmental authority.

If any governmental authority or unit under any present or future law effective at any time during the Lease Term hereof shall in any manner levy a tax on rents payable under this Lease or rents accruing from use of the Building or a tax in any form against Landlord because of, or measured by, income derived from the leasing or rental of the Building, such tax shall be paid by Tenant, either directly or through Landlord. Tenant shall not be required to pay (i) any municipal, county, state, or federal income tax, (ii) any inheritance, estate, succession, transfer, franchise, corporation, net income or profit tax or capital levy imposed upon Landlord, or (iii) any late fee, penalty or interest. A copy of an official tax bill with respect to a governmental tax or assessment shall be conclusive evidence of the amount of a Tax.

Taxes shall be adjusted to take into account any abatement or refund thereof paid to Landlord, less all of Landlord’s costs of securing such abatement or refund (Landlord having the sole right to contest Taxes). If Landlord shall elect to contest such Taxes, Landlord shall be entitled to bill Tenant for its said Proportionate Share (as hereinafter defined) of the costs and expenses thus incurred by Landlord as and when the same are incurred, and the same shall constitute part of such Taxes. To the extent that Landlord has so billed and received from Tenant payment of such costs and expenses, the same shall not be deducted as aforesaid from the abatement or refund, if any, ultimately received with respect thereto.

As Additional Rent, Tenant agrees to pay its Proportionate Share, as defined below, of (i) the amount by which the Operating Expenses during each calendar year exceed the Operating Expenses during the Base Year (with the term “Base Year” being defined as 2007), (ii) the amount by which the Taxes during each calendar year exceed the Taxes during the Base Year; and (iii) the amount by which the Insurance during each calendar year exceed the Insurance during the Base Year. Notwithstanding the foregoing, Tenant shall not be required to pay its Proportionate Share of the above for the first twelve (12) calendar months following the Lease Commencement Date. Further, to the extent that any tenants in the Building create additional Operating Expenses peculiar to their use, such Operating Expenses shall not be included as to this Tenant.

The term “Proportionate Share” as used in this Article shall be calculated by multiplying the applicable charge for the calendar year then under consideration, by a fraction, the numerator of which shall be the Square Footage and, except as provided in the next paragraph, the denominator of which shall be the aggregate number of gross leasable square feet of building space in the Building on which such charges were calculated.

Tenant’s Proportionate Share of costs and expenses as above set out shall be paid monthly in advance based upon reasonable estimates for such charges made by Landlord. An adjustment shall be made for each of said charges on a calendar year basis when the actual costs from the preceding year and reasonable estimates for the upcoming year have been determined. Should Tenant’s Lease Term for the Demised Premises end prior to a full calendar year, its Proportionate Share of costs and expenses shall be prorated on a monthly basis for such partial calendar year.

In the event the annual reconciliation reveals a balance due from Tenant, Landlord will invoice Tenant for the remaining balance of Tenant’s Proportionate Share of costs and expenses. Tenant shall have thirty (30) days from the date of such invoice to pay Landlord the balance due. Should the annual reconciliation reveal an overpayment by Tenant, Landlord shall notify Tenant of such overpayment and apply a credit to Tenant’s account. Tenant, upon notification from Landlord, may deduct the overpayment from its next Rent due (or, if the term of this Lease has expired, Landlord shall refund such amount to Tenant).

Within ninety (90) days after receipt of the annual reconciliation (a “Statement”) by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (the “Tenant Auditor”), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s office. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within ninety (90) days following Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such certification by the Accountant proves that the total of Operating Expenses, Taxes and

Insurance were overstated by more than five percent (5%), then the cost of the Accountant, Tenant’s Auditor and the cost of such determination certification, shall be paid for by Landlord. Any reimbursement amounts determined to be owing by Landlord to Tenant or by Tenant to Landlord shall be paid as provided in the immediately preceding paragraph.

Tenant’s and Landlord’s obligations hereunder shall survive the expiration or earlier termination of this Lease.

ARTICLE 11: LANDLORD’S AND TENANT’S WORK

Tenant, at its sole cost and expense, shall perform and construct, in a good and workmanlike manner and in accordance with all applicable laws and regulations, those items designated as “Tenant’s Work”, in full compliance with the attached Exhibit “C-1”. If by reason of any alteration, repair, labor performed or materials furnished to the Demised Premises for or on behalf of Tenant any mechanic’s or other lien shall be filed, claimed, perfected or otherwise established as provided by law against the Demised Premises, Tenant shall discharge or remove the lien by bonding or otherwise, within ten (10) days after notice from Landlord to Tenant of the filing of same. In the event Tenant fails to so discharge or remove such lien as provided for herein and within such time, Landlord may, but shall not be obligated to cause such lien to be removed or bonded over and Tenant agrees to pay to Landlord the costs Landlord incurs as a result, as Additional Rent hereunder.

Landlord represents that any work required of it (if any) shall be performed in a good workmanlike manner and shall include those items designated as “Landlord’s Work” attached hereto and marked as Exhibit “B”.

ARTICLE 12: ALTERATIONS BY TENANT

Except as otherwise permitted by this Lease, Tenant shall not make any alterations or modifications to the Demised Premises without the prior written consent of Landlord which consent shall be in Landlord’s sole but reasonable judgment. If approval is given, Tenant shall make such alterations, additions or improvements in a good workmanlike manner and in accordance with all requirements of municipal and other governmental authorities. Under no circumstances shall Tenant be allowed to make structural alterations, additions, or improvements or penetrate the structural slabs, roof or exterior walls of the Demised Premises without the expressed prior written consent of Landlord. It is expressly understood that the use of the roof above the Demised Premises (if any) and exterior walls are reserved to Landlord (except as otherwise provided in this Lease). All permanent improvements shall belong to Landlord and become a part of the Demised Premises upon termination or expiration of this Lease.

Tenant shall be responsible for obtaining at its sole expense all necessary permits and approvals from any governmental authority related to Tenant’s use and Tenant’s Work on the Demised Premises. Prior to applying for each such permit and approval, Tenant shall submit the plans for the same to Landlord and Tenant shall not submit any such application to any governmental authority without Landlord’s prior approval. Tenant shall apply for such permits and approvals within five (5) business days after Landlord approves Tenant’s plans.

Any unattached trade fixtures installed by Tenant shall at all times be and remain the property of Tenant, and Tenant shall have the right to remove all or any part of the same from the Demised Premises at any time so long as Tenant is not in default of the terms and provisions of this Lease; provided, Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Demised Premises resulting from the installation or removal of such items.

All alterations, additions, and improvements made in and to the Demised Premises, and all other fixtures (other than trade fixtures) which are installed in the Demised Premises shall remain in and be surrendered with the Demised Premises and shall become the property of Landlord at the expiration or sooner termination of this Lease (unless alternative arrangements are made by Landlord and Tenant in writing).

ARTICLE 13: INSURANCE AND INDEMNIFICATION; WAIVER OF SUBROGATION

(A) Indemnification: Except to the extent of Landlord’s or its agent’s gross negligence or willful misconduct, Tenant agrees to indemnify, defend with counsel acceptable to Landlord and save harmless Landlord, Landlord’s property manager and any holder of a mortgage and/or lien holder on all or any portion of the Building from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, or Tenant’s contractors, licensees, agents, servants, employees, customers or invitees, or arising from any accident, injury, or damage whatsoever caused to any person, or to the property of any person, or from any violation of applicable law including, without limitation, any law, regulation, or ordinance concerning trash, hazardous materials, or other pollutant occurring from and after the Lease Commencement Date and until the expiration of the Lease Term in or about the Demised Premises, or arising from any accident, injury or damage occurring outside of the Demised Premises, including, without limitation, the Common Areas, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s contractors, licensees, agents, servants, employees, customers or invitees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof and shall survive the expiration or earlier termination of this Lease.

Except to the extent of Tenant’s or its agent’s negligence or misconduct, Landlord agrees to indemnify, defend with counsel acceptable to Tenant and save harmless Tenant, from and against all claims of whatever nature arising from any act, omission or gross negligence of Landlord, or Landlord’s contractors, licensees, agents, servants, employees, customers or invitees, or arising from any accident, injury, or damage whatsoever caused to any person, or to the property of any person, or from any violation of applicable law including, without limitation, any law, regulation, or ordinance concerning trash, hazardous materials, or other pollutant in or about the Demised Premises, or arising from any accident, injury or damage occurring outside of the Demised Premises, including, without limitation, the Common Areas, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Landlord or Landlord’s contractors, licensees, agents, servants, employees, customers or invitees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof and shall survive the expiration or earlier termination of this Lease.

(B) Insurance:

(1) Commercial Liability Insurance. Tenant covenants and agrees that during the Lease Term, it shall carry and maintain, at its sole cost and expense, Commercial General liability insurance coverage (occurrence basis commercial general liability insurance policy including Products and Completed Operations and Premises Legal Liability) for the Demised Premises with a company qualified to transact business in the state in which the Demised Premises are located, stipulating limits of liability of not less than $1,000,000 per occurrence, $2,000,000 aggregate plus excess/umbrella liability insurance containing a per occurrence combined single limit of $1,000,000 aggregate, for general liability, automobile liability, contractual liability, and employers’ liability, or such higher limits as Landlord may from time to time request, provided such higher limits are then customarily carried on comparable buildings located in the area of the Building.

(2) Tenant Improvements. Insurance covering all of the items specified as “Tenant’s Work” (as such term is defined in this Lease), Tenant’s leasehold improvements, betterments, trade fixtures, merchandise and personal property from time-to-time in, on or upon the Demised Premises, and personal property of others in Tenant’s possession, in an amount not less than the full replacement cost without deduction for depreciation from time-to-time during the Term of this Lease, providing protection against any peril included within the classification causes of loss-special form, together with insurance against water damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed.

(3) Automobile Liability Insurance. Tenant shall also maintain business automobile liability insurance on all vehicles that Tenant owns or leases and shall carry hired and non-owned liability insurance if there are no automobiles owned by Tenant, all of which shall be subject to a minimum limit of One Million Dollars ($1,000,000.00).

(4) Business Income Insurance. Business income (formerly known as “business interruption insurance”) in an amount equal to the Rent for a twelve (12) month period.

(5) Worker’s Compensation. Worker’s Compensation insurance meeting the requirements of the Commonwealth of Virginia worker’s compensation laws and employer liability insurance in an amount not less than One Million Dollars ($1,000,000.00).

(6) Contractors Insurance. Tenant shall require any contractor of Tenant performing work on the Demised Premises to carry and maintain, at no expense to Landlord: (a) commercial general liability insurance, including contractors liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, providing protection with limits for each occurrence of not less than Two Million Dollars ($2,000,000); and (b) workers’ compensation or similar insurance in form and amounts required by the laws of the Commonwealth of Virginia or other governmental authority having jurisdiction over the Building.

(7) Environmental Insurance. If Tenant uses or stores any flammable or toxic chemicals in the course of its business (other than materials ordinarily used in a general office operation such as cleaning supplies, copy machine toner, etc.) or if otherwise requested by Landlord, Tenant shall purchase and maintain Environmental Legal Liability including coverage for pollution clean-up with a limit of not less than One Million Dollars ($1,000,000).

(8) Other Insurance. Tenant shall, at its sole cost and expense, keep in full force and effect during the Term such other insurance coverage against other insurable hazards as are from time to time reasonably requested by Landlord. The minimum limits of coverage as set forth in this Article 13 may from time to time, at Landlord’s sole discretion, be reasonably increased in a manner consistent with industry standards. Within thirty (30) days after Landlord’s written notice of such additional or increased insurance requirements, Tenant shall provide Landlord with copies of certificates or policies of insurance evidencing such change(s).

(9) Policy Form and Rating of Insurers. Tenant shall provide certificates of insurance which shall evidence that Tenant’s insurance policies required pursuant to the provisions of this Lease (i) name Tenant as the insured, (ii) contain a standard mortgagee endorsement satisfactory to Landlord and Landlord’s Mortgagee(s) (iii) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord or any other party is excess and is non-contributing with the subject insurance coverage; (iv) contain cross-liability coverage or a severability of interest clause in a commercially reasonable form; (v) provide that an act or omission of one of the insureds or additional insureds thereunder which would void or otherwise reduce coverage, shall not void or reduce coverage as to the other insureds or additional insureds; (vi) provide that the insurer thereunder waives any right of recovery by way of subrogation against Landlord and any Landlord related parties in connection with any loss or damage covered by such insurance policy; (vii) not contain any deductible provision in excess of Ten Thousand Dollars ($10,000); (viii) initially be for a term of one (1) year and shall contain an endorsement prohibiting cancellation, modification or reduction of coverage without first giving the additional insureds at least forty five (45) days prior written notice of such proposed action; and (ix) be in commercially reasonable form. Except for insurance for Tenant’s personal property and equipment, such policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and others mentioned above, and executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord on or before the Lease Commencement Date and at least forty five (45) days prior to the expiration of any insurance policy. All insurance carriers providing insurance required under this Article must have no less than an A.M. Best’s A-/X rating.

(l0) Failure of Tenant to Obtain. If certificates of insurance required pursuant to this Article 13 are not received by Landlord on or before the Lease Commencement Date, (i) Tenant shall not be permitted to perform any work on the Demised Premises or otherwise use or occupy the Demised Premises until such certificates are received by Landlord, and (ii) Landlord shall have no obligation to deliver the keys to the Demised Premises to Tenant until such certificates are received by Landlord; provided, however, the Lease Commencement Date shall not be affected. In addition, if Tenant fails to timely provide such insurance policies or certificates (or revised policies or certificates as described in this Section, Tenant shall pay to Landlord, upon demand and in addition to any other rights and remedies of Landlord hereunder, a late charge of One Hundred and Fifty Dollars ($150.00) for each thirty (30) day period or portion thereof, until provided, and Landlord shall have the right, (but not the obligation) without notice to Tenant and at any time and from time to time, to acquire such insurance, and Tenant shall be obligated to pay Landlord, as Additional Rent, the amount of the premium and all sums incurred by Landlord applicable thereto within five (5) days following notice from Landlord.

(11) Blanket Policy. Notwithstanding anything to the contrary contained within this Article 13, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided however, that Landlord and others mentioned above shall be named as an additional insured thereunder as their interests may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further, that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Demised Premises for which policies or copies thereof are not required to be delivered to Landlord.

(12) Landlord will carry and maintain or cause to be maintained property insurance with such deductibles and co-insurance provisions as Landlord may determine, plus all endorsements and other insurance coverages deemed reasonable and necessary by Landlord, and or its Lender(s)/Mortgagee(s), on the Demised Premises and the Building as Landlord shall deem advisable. If during the term of this Lease, the Demised Premises are used for any purpose or in any manner which causes an increase in the rates of such insurance, Tenant shall pay to Landlord, as Additional Rent, the additional premium caused thereby upon demand. Notwithstanding language to the contrary, Tenant shall have no rights in said policy(ies) maintained by Landlord and shall not, by reason of reimbursement, be entitled to be named an additional insured thereunder.

(C) Mutual Waiver of Subrogation: Notwithstanding any provision herein to the contrary, Landlord and Tenant mutually agree that with respect to any loss which is covered by property or casualty insurance then being carried by them, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss, and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof (and each party shall cause each property or casualty insurance policy carried by it to provide for waivers of any right of subrogation that the insurer of such party may acquire against the other party hereto with respect to any such losses, even if such loss or damage shall have been caused by the fault or negligence of the other party, its employees or agents.

Landlord’s and Tenant’s obligations hereunder shall survive the expiration of the Lease Term or earlier termination of this Lease.

ARTICLE 14: RISK OF LOSS; CASUALTY AND DAMAGE

All property kept, stored or maintained in or on the Demised Premises shall be so kept, stored or maintained at the sole risk of Tenant.

Notwithstanding any other provision in this Lease to the contrary, Landlord shall not be liable to Tenant or any permitted subtenants or persons permitted by Tenant to occupy or do business in the Demised Premises for any damage to such property of Tenant, permitted subtenants or persons permitted by Tenant to occupy or do business in the Demised Premises. Tenant shall obtain (or cause to be obtained) insurance insuring the full replacement costs of all such property of Tenant, subtenants or persons permitted by Tenant to occupy or do business in the Demised Premises, which insurance shall include a waiver of subrogation provision against Landlord for any loss or claim paid under such insurance caused by the act or negligence of Landlord. Landlord shall be liable for its or its agents’ acts of negligence and/or willful misconduct. Further, Landlord shall not be liable for any damage caused by other tenants or persons in or about the Demised Premises, or for damage caused by operations of any third party contractors.

In addition, Landlord shall not be liable to the extent of Tenant’s insurance coverage for any loss or damage to any person or property even if due to the negligence or willful misconduct of Landlord or the failure of Landlord to perform under this Lease, except as may be otherwise provided by applicable law or for loss or damage caused by Landlord’s or its agent’s negligence or willful misconduct.

Should the Demised Premises be partially destroyed by fire or other casualty so that at least fifty percent (50%) of the floor area of the Demised Premises may not be occupied by Tenant, Landlord will with reasonable diligence, after receiving all necessary permits and approvals and insurance proceeds sufficient to cover the cost of restoration, repair or restore the same so that thereafter the Demised Premises shall be substantially in the same condition as originally delivered to Tenant; provided, Landlord shall not have any obligation to restore (and Tenant shall be obligated to restore) the trade fixtures, inventory, shelving, equipment and other personal property of Tenant located within the Demised Premises and damaged by such loss. Notwithstanding the foregoing, if (i) such damage occurs in the last year of the Lease (without regard to whether the Extension Option (as defined below) has been exercised, Landlord or Tenant may elect to cancel this Lease; or (ii) any lender of Landlord does not permit the use of insurance proceeds for such repair or restoration, Landlord may elect not to rebuild and cancel this Lease.

Should the Demised Premises be so extensively damaged by fire or other casualty so that more than fifty percent (50%) of the floor area of the Demised Premises is destroyed or rendered untenantable, then Landlord may, at Landlord’s sole discretion, at its expense, restore or rebuild the same so that thereafter the Demised Premises shall be substantially in the same condition as originally delivered to Tenant. If Landlord elects not to rebuild the Demised Premises or if such damage occurs during the last year of the Lease (without regard to whether the Extension Option has been exercised), either Landlord or Tenant may elect to terminate this Lease by sending written notice thereof to the other party within a reasonable time after Landlord has made such determination.

Tenant agrees that during any period of reconstruction or repair of the Demised Premises, it will continue the operation of its business within the Demised Premises to the extent practicable. During the period from the occurrence of a casualty until Landlord’s repairs are completed, the Rent shall be reduced and abated in proportion to the amount of floor area of the Demised Premises which is rendered untenable as a result of such casualty; provided, however, that if such damage or destruction is caused by the intentional or negligent acts or omissions of Tenant, its assignees, servants, agents or employees, and such damage or destruction is not repaired or restored by insurance proceeds, then the Minimum Rent shall not abate. Tenant shall not be entitled to and hereby waives, releases, and relinquishes any and all claims against Landlord for any compensation or damage for loss of use of all or any part of the Demised Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, repairs, or restoration of the Demised Premises unless such damage was caused by Landlord’s or its agents’ gross negligence or willful misconduct.

Unless this Lease is terminated as provided in this Article 14, if the Demised Premises shall be damaged or destroyed by fire or other casualty, then Tenant shall: (i) repair and restore all portions of the Demised Premises not required to be restored by Landlord pursuant to this Article 14 to substantially the condition which such portions of the Demised Premises were in at the time of such casualty; (ii) equip the Demised Premises with trade fixtures and all personal property necessary or proper for the operation of Tenant’s business; and (iii) open for business in the Demised Premises as soon thereafter as possible.

If, however, the Building shall be substantially damaged or destroyed by fire or casualty, irrespective of whether or not the Demised Premises are damaged or destroyed, Landlord shall promptly restore, to the extent originally constructed by Landlord (consistent, however, with zoning laws and building codes then in existence), so much of such Building as was originally constructed by Landlord to substantially the condition thereof at the time of such damage, unless Landlord, within a reasonable time after such loss, elects to terminate the leases of all similarly situated tenants in the Building and accordingly gives notice to Tenant of Landlord’s election to terminate this Lease. If Landlord shall give such notice, then anything in this Article 14 to the contrary notwithstanding this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

ARTICLE 15: TENANT’S DEFAULT

(A) Events of Default: The occurrence of any of the following shall constitute an event of default (each, an “Event of Default”) under this Lease, subject to Landlord tendering to Tenant a written notice and a five (5) calendar day (in the case of monetary Events of Default) or fifteen (15) calendar day opportunity to cure (or such longer period as may reasonably be required, so long as Tenant commences such cure within fifteen (15) days and thereafter diligently pursues such cure to completion) (in the case of non-monetary Events of Default) (subject to a maximum of two (2) notices in any calendar year of the Lease Term, regardless of the nature of the Event of Default):

(a) Failure of Tenant to pay when due any installment of Rent, or any other required payment due hereunder;

(b) An Event of Bankruptcy (as defined in this Lease);

(c) Discontinuance of the operation of Tenant’s business at the Demised Premises and/or vacation and/or abandonment of the Demised Premises, in each case where payment of Rent is in default;

(d) Tenant’s removal or attempt to remove, or manifestation of an intention to remove, Tenant’s goods or property from or out of the Demised Premises other than in the ordinary and usual course of business without having first paid and satisfied all obligations to Landlord for all Rent which may become due during the entire Term of this Lease;

(e) Tenant’s failure to perform any covenant, condition or obligation under this Lease.

(f) Any occurrence that is deemed an Event of Default elsewhere in this Lease.

(g) The dissolution of Tenant.

(B) Landlord Rights and Remedies: Upon the occurrence of an Event of Default, which Event of Default remains uncured beyond any applicable notice and cure period:

(a) Landlord may terminate this Lease and/or any services provided to Tenant under this Lease, by giving notice of such termination to Tenant. In such case, this Lease shall automatically cease and terminate, and Tenant shall be obligated to immediately vacate the Demised Premises. Any other notice to quit or notice of Landlord’s intention to re-enter the Demised Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease, without prejudice, however, to the right of Landlord to recover from Tenant all Rent accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any and all other monetary damages and/or loss of and/or deficiency in Rent sustained by Landlord.

(b) Whether or not this Lease is terminated pursuant to this Article, Landlord may proceed to recover possession of the Demised Premises under the provisions of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable or permissible.

(c) Should this Lease be terminated pursuant to this Article, or if Landlord recovers possession of the Demised Premises pursuant to this Article, or if Tenant shall abandon or vacate the Demised Premises before the end of the Lease Term without having paid all amounts due for the remainder of the Lease Term (including, but not limited to, any Rent), Landlord shall have the right, but not the obligation, to relet the Demised Premises (or any part thereof, alone or together with other premises) for such rent and upon such terms as Landlord (in Landlord’s sole and absolute discretion) may deem advisable and, if the full amount of the rental payments due under this Lease (and the costs, expenses, and damages indicated below) shall not be received or recovered by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, loss and/or deficiency in Rent, attorneys’ fees, brokerage fees and commissions, and the expenses of placing or restoring the Demised Premises in first-class rentable condition. Landlord, in putting the Demised Premises in good order, may, at Landlord’s option, make such alterations, repairs and/or replacements in and to the Demised Premises as Landlord, in its sole and absolute discretion, considers advisable for the purpose of reletting the Demised Premises, and the making of such alterations, repairs or replacements shall not operate or be construed to release Tenant from any liability under this Lease. Upon any such reletting, all rental payments or amounts received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of any necessary alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future rent as the same become due and payable hereunder. In no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord. Landlord shall in no event be liable in any way whatsoever for failure to relet the Demised Premises or, if the Demised Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord.

(d) [Intentionally Omitted]

(e) Any damages and/or loss of and/or deficiency in Rent sustained by Landlord may be recovered by Landlord, at Landlord’s option: (i) in one (1) or more separate actions, at any time and from time to time, as and to the extent that said damages and/or Rent shall have accrued; or (ii) in a single action deferred until on or after the end of the Lease Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the end of Lease Term), or (iii) in a single proceeding prior to either the time of reletting or the end of Lease Term, in which event Tenant agrees to pay Landlord the difference, if any, between (a) the present value of the Rent reserved under this Lease on the date of breach, and (b) the fair market value of the Lease from the date of the breach discounted at a rate of eight percent (8%) per annum, the latter remedy hereby acknowledged to be a fair estimation of Landlord’s damages and not an unenforceable penalty.

(f) Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction, the right to specific performance, and the right to invoke any remedy allowed at law or in equity or under this Lease.

(C) No Waiver of Rights: If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition, agreement or obligation contained in this Lease, nor of any of Landlord’s rights under this Lease. No waiver by Landlord of any breach of any covenant, condition or agreement contained in this Lease and the Rules and Regulations promulgated hereunder shall operate as a waiver of such covenant, condition, agreement or rule or regulation itself, or of any subsequent breach thereof. No endorsement or statement on any check or letter accompanying a check for payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent and/or to pursue any other remedy provided in this Lease.

(D) Landlord Self-Help: If Tenant defaults in the making of any payment or in the doing of any act under this Lease required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate of ten percent (10%) per annum. Such payment and interest shall constitute Additional Rent hereunder due and payable within five (5) business days of Landlord’s demand therefor, but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled at law, in equity or under this Lease.

(E) Interest: To the extent an interest rate is not provided for in any applicable provision of this Lease, any sum accruing to Landlord under the provisions of this Lease which shall not be paid within five (5) calendar days of the due date shall bear interest from the date originally due at the rate of the lesser of ten percent (10%) per annum, or the maximum rate permitted by applicable law.

(F) [Intentionally Omitted]

(G) Waiver of Redemption: Tenant hereby waives and surrenders all rights and privileges which it might have under or by reason of any present or future law to redeem the Demised Premises, or to have a continuance of this Lease for the remainder of the Term after entry of a judgment for possession of the Demised Premises, after being dispossessed or ejected therefrom by process of law or under the terms of this Lease, and/or after the termination of this Lease as herein provided.

(H) Cumulative Remedies: The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled at law, in equity or under this Lease, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law, in equity or under this Lease as if specific remedies were not provided for herein.

(I) Application of Payments: Landlord shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligation of Tenant to Landlord according to Landlord’s sole and absolute discretion and regardless of the instructions of Tenant as to application of any such sum, whether such instructions be endorsed upon Tenant’s check or otherwise.

ARTICLE 16: INTENTIONALLY DELETED

ARTICLE 17: LANDLORD’S DEFAULT

Should Landlord be in default under any of the terms of this Lease, Tenant shall give Landlord prompt written notice thereof and Tenant shall allow Landlord a reasonable length of time (in any event, not less than thirty (30) days from the date of such notice) in which to cure such default.

A default hereunder shall be deemed cured if Landlord in good faith commences to cure the same within thirty (30) days after receipt of notice and thereafter continuously and with reasonable diligence proceeds to complete the cure of such default.

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, Tenant may not terminate the Lease, and Tenant’s sole remedy shall be money damages, and further, Tenant hereby waives any and all rights or claims to consequential or special damages. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor if Landlord be a partnership, any of the partners comprising such partnership shall be liable for any deficiency.

Notwithstanding anything herein contained to the contrary, it is specifically understood and agreed that there shall be no personal liability for any deficiency or otherwise on the part of Landlord, its agents, representatives, employees, or any of its constituent members, partners or shareholders, or their respective legal representatives, heirs, successors and assigns as the case may be, with respect to any of the terms, provisions, covenants and conditions of this Lease or otherwise, and that Tenant shall look solely to the estate, property and equity of Landlord (or such successor in interest) in the Building and subject to the prior rights of any mortgagees for the satisfaction of each and every remedy of Tenant in the event of any breach of any of the terms, provisions, covenants and conditions of this Lease to be performed by Landlord, or in the event of any other claim which Tenant may allege against Landlord, its agents, representatives, employees, constituent members, partners or shareholders, or their respective legal representatives, heirs, successors and assigns, which exculpation of personal liability shall be absolute and without exception. In the event of the sale or other transfer of Landlord’s right, title and interest in the Demised Premises or the Building, Landlord shall be released from all liability and obligations hereunder.

ARTICLE 18: TENANT’S REPAIRS

Tenant agrees to keep the interior of the Demised Premises in good condition and repair, and agrees to replace damaged items, and shall make all necessary repairs, except repairs which are the express responsibility of Landlord under this Lease or which are made necessary by reason of fire and other unavoidable casualties to the extent covered by Landlord’s property insurance, and excepting reasonable wear and tear.

ARTICLE 19: LANDLORD’S REPAIRS

Except as may otherwise be provided in this Lease, Landlord shall repair and maintain the exterior of the Building, including the roof, gutter, downspouts, masonry walls, foundation and structural members, in good condition and repair. Landlord shall repair any portion of the Common Areas at any time when Landlord determines it necessary; provided, however, that Landlord shall not be obligated to make or pay for any repairs to the Building or Common Areas rendered necessary by the fault, act or negligence of Tenant or any of its servants, agents, employees, contractors, assignees, sublessees, licensees or concessionaires except in the case of damage by fire or the elements, or other casualty to the extent covered by Landlord’s property insurance.

If Landlord makes any repairs necessitated by reason of Tenant’s negligent acts or omissions to act or by Tenant’s employee’s, contractor’s. agent’s, assignee’s, sublessee’s, concessionaire’s, or licensee’s negligent acts or omissions to act, then Tenant shall pay Landlord’s costs for making such repairs plus ten percent (10%) for overhead, upon presentation of a bill therefore, as Additional Rent. Such bill shall include interest at a rate equal to the lesser of (i) the highest permissible rate under applicable law, or (ii) twelve percent (12%) per annum on the cost from the date of completion of repairs by Landlord.

ARTICLE 20: TENANT’S DUTY OF CARE

Tenant shall at all times keep the Demised Premises in a neat, orderly and safe condition.

ARTICLE 21: RIGHT OF ACCESS

During any reasonable time and upon at least twenty-four (24) hours advance notice to Tenant after the Lease Commencement Date (except in the event of an emergency), Landlord or its authorized representative may enter upon the Demised Premises, or any portion thereof, and any appurtenances thereto (with persons, and materials, if required) for any of the following purposes:

(a)	inspecting the Demised Premises;

(b)	making any required repairs, replacements, or alterations which Landlord may be required to perform under this Lease, or which Landlord may deem desirable for the Demised Premises; and

(c)	showing, during the last six (6) months of the Term, the Demised Premises to prospective purchasers, lenders or tenants.

Notwithstanding any language contained herein to the contrary, Landlord may enter the Demised Premises when, in Landlord’s sole discretion, an emergency situation exists and entrance is required to control or coordinate the control of the emergency.

ARTICLE 22: SIGNS

Tenant, at its cost, shall have the right to install or place signs or other advertising materials in, on or about the Demised Premises or on the Building to the maximum extent permitted by law, provided that Tenant, at its cost, obtains all necessary governmental approvals for such signage or other advertising materials. Such approval shall include, but not be limited to, approval by the Landlord, by the Carlyle Design Review Board (CDRB) and the City of Alexandria, as applicable. Tenant acknowledges that it has been informed that the Building is subject to the Carlyle Development Coordinated Sign Program and that it has satisfied itself, or will satisfy itself, as to all applicable requirements of said sign program and other applicable laws, including any necessary consents from governmental and other entities having jurisdiction over the Building. Notwithstanding the foregoing, Landlord agrees to cooperate with Tenant in assisting Tenant to obtain all of its necessary signage approval(s), and Landlord further represents to Tenant that it has no objection to Tenant’s proposed signage package, as presented to Landlord prior to execution of this Lease. The final signage package, after all approvals are obtained, shall be attached to this Lease as Exhibit “D”.

Tenant shall not maintain or display any signs that are visible from the exterior of the Demised Premises, including without limitation, any signs on the exterior of the Demised Premises (including without limitation, any marquee, awning, or canopy), the interior of the Demised Premises, or either side of any window without complying with this Article and in strict conformance with the agreed signage provisions contained in Exhibit “D”. The care and maintenance of all signage shall be at Tenant’s sole cost and expense. Tenant agrees to repair and restore any damage to the Demised Premises and/or the Building caused by the installation or removal of any signage.

ARTICLE 23: QUIET ENJOYMENT

Tenant, upon paying all sums due from Tenant to Landlord and performing and observing all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed, shall peaceably and quietly have, hold and enjoy the Demised Premises during the Lease Term without interference from Landlord or its representatives subject nevertheless to the terms of this Lease and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be subordinated.

ARTICLE 24: BANKRUPTCY

The following shall be “Events of Bankruptcy” for all purposes under this Lease:

(a) Tenant’s or Tenant’s guarantor, if any, becoming insolvent, as such term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Section 101 et seq. (the “Bankruptcy Code”), or under the insolvency laws of any state, district, commonwealth, or territory of the United States (the “Insolvency Laws”);

(b) the appointment of a receiver or custodian for all or a substantial portion of Tenant’s or Tenant’s guarantor, if any, property or assets, or the institution of a foreclosure action upon all or a substantial portion of Tenant’s or Tenant’s guarantor, if any, real or personal property;

(c) the filing by Tenant or Tenant’s guarantor, if any, of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

(d) the filing of an involuntary petition against Tenant or Tenant’s guarantor, if any, as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

(e) Tenant’s or Tenant’s guarantor, if any, making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

ARTICLE 25: CONDEMNATION

If more than twenty-five percent (25%) of the floor area of the Demised Premises shall be taken in any proceeding by public authorities by condemnation or otherwise, or be acquired for public or quasi-public purposes, each of Tenant and Landlord shall have the option to terminate this Lease, in which case any prepaid Rent shall be refunded to Tenant. In the event that less than twenty-five percent (25%) of the Demised Premises shall be taken in any proceeding by public authorities by condemnation or otherwise, or be acquired for public or quasi-public purposes, and the remaining part of the Demised Premises shall be reasonably usable by Tenant, or in the event more than twenty-five percent (25%) of the floor area of the Demised Premises is so taken and this Lease is not terminated in accordance with this Article, then the Rent shall be reduced in the same proportion that the amount of floor space in the Demised Premises is reduced by such condemnation or other proceeding. All compensation awarded for any taking (or the proceeds of private sale under threat thereof), whether for the whole or a part of the Demised Premises, shall be the property of Landlord, whether such award is compensation for damages to Landlord’s or Tenant’s interest in the Demised Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business, for moving expenses, or for the taking of Tenant’s fixtures and personal property within the Demised Premises, if a separate award for such items is made to Tenant. In the event applicable law permits only one claim with respect to a taking, then Landlord and Tenant agree to file a joint claim to prosecute their respective claims.

ARTICLE 26: ASSIGNMENT AND SUBLETTING

All assignments of this Lease or subleases of the Demised Premises by Tenant shall be subject to and in accordance with all of the provisions of this Lease. So long as Tenant is not in default under any of the provisions of this Lease, beyond any applicable notice and cure periods, and fulfills all of the terms and conditions of this Article, then Tenant may assign this Lease or sublease the Demised Premises, or any portion thereof, with notice to Landlord, and with Landlord’s reasonable prior consent, to a party other than a wholly owned corporation or controlled subsidiary, only after first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

Except as set forth above, any assignment or sublease by Tenant without Landlord’s prior written consent shall be void, and, at Landlord’s election, shall constitute a default of Tenant hereunder. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights with respect to any subsequent assignment or subletting. If Tenant is a partnership, a withdrawal or change (voluntary, involuntary, or by operation of law) of any partner owning 20% or more of the partnership, or the dissolution or liquidation of the partnership shall be deemed an assignment of this Lease. If Tenant consists of more than one person, a purported assignment (voluntary, involuntary, or by operation of law) from any of such persons to any other person or entity shall be deemed an assignment of this Lease. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of fifty-one percent (51%) of the voting stock of Tenant, or the sale of fifty-one percent (51%) of the value of the assets of Tenant, shall be deemed an assignment of this Lease. The foregoing provisions shall not apply to corporations, the stock of which is regularly traded through a recognized exchange. The term “sublet” shall be deemed to include the granting of licenses, concessions, and any other rights of occupancy of any portion of the Demised Premises.

Notwithstanding the foregoing provisions, any assignment or sublease by Tenant shall be only for the use(s) specified in Article 1(N) and for no other use(s), and in no event shall any assignment or sublease of the Demised Premises release or relieve Tenant from any obligation of this Lease.

Tenant shall furnish Landlord with such information regarding the prospective assignee or sublessee as Landlord may reasonably require, including without limitation information regarding financial ability and business experience relating to the uses hereunder. The failure of Landlord to either accept or reject said assignment or sublease within the said thirty (30) day period shall be deemed a rejection of said assignment or sublease.

In the event Tenant shall sublease the Demised Premises in accordance herewith for rentals in excess of those rentals payable hereunder (after deducting Tenant’s out-of-pocket costs in procuring a subtenant), Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of such excess rental.

Tenant shall pay to Landlord a processing fee of One Thousand and No/100 Dollars ($1,000.00) in connection with any request by Tenant for approval to assign or sublease the Demised Premises.

The term “Landlord” as used in this Article 26 means only the owner or entity from time to time owning the building containing the Demised Premises, so that in the event of any transfer thereof, the owner or entity who is a grantor in any such transfer shall be and hereby is, without further agreement, entirely freed and relieved of all the obligations of Landlord hereunder. Any such transfer of the Demised Premises, unless pursuant to a foreclosure sale or deed in lieu of such foreclosure, shall be subject to this Lease and it shall be deemed and construed without further agreement that the purchaser at any such sale has assumed and agreed to carry out any and all obligations of Landlord under this Lease so long as such purchaser shall be the owner of the building containing the Demised Premises.

Landlord shall have the right to sell, convey, transfer or assign all or part of its interest in the real property and the buildings of which the Demised Premises are a part or its interest in this Lease. All covenants and obligations of Landlord under this Lease shall cease upon the execution of such conveyance, transfer or assignment; provided, however that such subsequent owner or owners or holders of this Lease assume in writing such covenants and obligations.

ARTICLE 27: SUBORDINATION; ESTOPPEL

(A) Subordination: This Lease, automatically and without further act or deed by Tenant, shall be subordinate to any and all Mortgages (to include any security instruments) (“Mortgages”) ((the holders of same to be “Mortgagees”) currently existing or that may hereafter be placed upon the Building, or any portion thereof, and to any and all renewals, amendments, modifications, participations, consolidations, replacements and extensions thereof. Upon the request of Landlord or any Mortgagee or prospective Mortgagee, Tenant shall confirm such subordination by executing and delivering within ten (10) days of such request whatever documents Landlord or any present or prospective Mortgagee may require. Tenant hereby constitutes and appoints Landlord its true and lawful attorney-in-fact in Tenant’s name (which power of attorney shall be deemed irrevocable and a power coupled with an interest) to execute such confirmation if Tenant shall fail to do so within such ten (10) day period. Said subordination and the provisions of this Article shall be self-operative and no further instrument of subordination shall be required by the holder of any Mortgage, provided that the Mortgagee agrees that, so long as no Event of Default has occurred, not to disturb Tenant’s occupancy during the Term. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof. This Lease is subject to all documents of record.

On or before the date of delivery of the Demised Premises to Tenant, Landlord shall obtain a commercially reasonable nondisturbance agreement acceptable to Tenant from any Mortgagee then holding a Mortgage against the Building.

(B) Estoppel: Tenant shall, at any time and from time to time within ten (10) days following written notice from Landlord, execute, acknowledge and deliver to Landlord and any person designated by Landlord in such notice, a statement in writing: (i) certifying, as true and complete, a copy of and identifying all the documents constituting this Lease and the dates thereof, (ii) certifying that this Lease is unmodified and in full force and effect (or if modified, that the same is in full force and effect as modified and stating the date and identifying such modifications), (iii) stating the last dates to which the Minimum Rent and Additional Rent have been paid, the amount(s) thereof and the extent such Rent has been paid in advance, (iv) stating whether Landlord has completed all work or installations required under the Lease, (v) stating whether or not Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default, or any Event of Default, and (vi) stating or certifying as to such other matters with respect to this Lease, the Demised Premises or the respective parties’ obligations hereunder as may be requested by Landlord or by any present or prospective Mortgagee or purchaser of the Demised Premises or Building. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, or any portion thereof, any prospective purchaser of the Building, or any portion thereof, any Mortgagee, or any prospective assignee of any of the foregoing. The failure of Tenant to deliver any estoppel certificate in the time and in the manner required by this Article shall be deemed to be Tenant’s express acknowledgment that the information set forth in any estoppel certificate delivered to Tenant for execution is true, correct and complete and agreed to by Tenant or, if no such certificate was delivered in advance for Tenant’s approval, that the Lease is unmodified, in full force and effect, that no Event of Default in payment or performance exists and that any default which may exist is waived by Tenant. Tenant hereby constitutes and appoints Landlord its true and lawful attorney-in-fact in Tenant’s name (which power of attorney shall be deemed irrevocable and a power coupled with an interest) to execute such statements if Tenant shall fail to do so within such ten (10)-day period. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant’s obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the building in which the Demised Premises are contained, or the Building or Landlord’s interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise.

(C) Attornment: If the Lease is not extinguished upon any such transfer or by transferee following such transfer, then at the request of such transferee, Tenant will attorn to and recognize any purchaser of the Building, or any portion thereof, at a foreclosure sale under any Mortgage, any transferee who acquires the Building, or any portion thereof, by deed in lieu of foreclosure, and the successor and assigns of such purchasers, as successor Landlord under this Lease for the unexpired balance of the Lease Term upon the same terms and conditions set forth in this Lease.

(D) Mortgagee Liability: Tenant agrees that if any Mortgagee shall succeed to the interest of Landlord under this Lease, such Mortgagee shall not be:

(a) liable for any act or omission of Landlord;

(b) liable for the return of all or any part of the Security Deposit unless such Security Deposit has been turned over to the Mortgagee;

(c) subject to any offsets or defenses which Tenant might have against Landlord;

(d) bound by any Rent which Tenant might have paid more than two (2) months in advance; or

(e) bound by any amendment or modification of this Lease made without such Mortgagee’s prior written consent.

(E) Evidence: Although the provision of this Article are effective automatically and without further act or deed by Tenant, Tenant shall execute, acknowledge and deliver any and all documents deemed necessary to further evidence Tenant’s agreement with these provisions.

(F) Mortgagee Approval: If Landlord can obtain approval of this Lease by its existing or future Mortgagees only upon the basis of modifications of the terms and provisions of this Lease, Tenant shall agree to such modifications and shall execute any instruments amending this Lease containing such modifications provided that such modifications do not (i) increase Tenant’s monetary obligations to Landlord hereunder or (ii) reduce the Term hereof or (iii) otherwise materially adversely affect any material and substantive right of Tenant expressly granted hereunder.

(G) Financial Statements: Within ten (10) days of receipt of a request therefor from Landlord, Tenant shall forward to Landlord a financial statement for its most recent completed fiscal year of Tenant and/or, if applicable, Tenant’s guarantor or surety.

ARTICLE 28: EXCULPATION

Tenant specifically agrees to look solely to Landlord’s interest in the Building for recovery of any judgment from Landlord, it being specifically agreed that neither Landlord nor anyone claiming under Landlord shall ever be personally liable for any such judgment. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages.

ARTICLE 29: NOTICE

Whenever by the terms of this Lease notice, demand, or other communication shall or may be given either to Landlord or Tenant, the same shall be in writing and in strict compliance with the terms of this Article 29.

All notices required to be given to Landlord shall be delivered by hand, sent by United States registered or certified mail, return receipt requested, postage prepaid or express delivery by a nationally recognized courier to the address shown in Article 1(B). All Rent payments shall be made to Landlord at the address shown in Article 1(C).

All notices required to be given to Tenant shall be delivered by hand, sent by United States registered or certified mail, return receipt requested, postage paid or express delivery by a nationally recognized courier to Tenant at the address shown in Paragraph 1(E).

Any such notice shall be considered given on the date of such hand delivery, deposit with such overnight courier for next business day delivery, or deposit in the United States mail, but the time period (if any is provided herein) in which to respond to such notice shall commence on the date of hand or courier delivery or on the date received following deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice.

Each party shall promptly notify the other in writing of any change of address. Any such notice, demand or communication from an attorney acting or purporting to act on behalf of a party shall be deemed to be notice from such party provided that such attorney is authorized to act on behalf of such party.

ARTICLE 30: HOLDING OVER

If Tenant remains in possession of the Demised Premises after the termination or expiration of this Lease and without the execution of a new lease, Tenant shall be deemed to be occupying the Demised Premises as a tenant at sufferance at a rent equal to one hundred and fifty percent (150%) of the Rent that Tenant paid for the Lease Year immediately preceding the termination or expiration of this Lease and all other terms and conditions of this Lease shall apply.

ARTICLE 31: SURRENDER OF PREMISES

Tenant shall promptly surrender, upon the expiration of the Lease Term of earlier termination of this Lease, the Demised Premises to Landlord in the same condition as when received, ordinary wear and tear and casualty excepted. All alterations, installations, additions and improvements which have been made in or attached to the Demised Premises shall be surrendered along with the Demised Premises, except that Tenant shall remove its trade fixtures (including signs, as provided herein), and Tenant shall repair any damage to the Demised Premises and the Building caused by its occupancy or other use of the Demised Premises.

ARTICLE 32: BROKERS

Landlord and Tenant, respectively, represent and warrant to the other that they have not dealt with any real estate brokers or other persons who may claim a fee or commission in connection with this Lease other than the Brokers listed in this Lease (and in connection with commissions due under this Lease, Jones Lange LaSalle shall pay a commission to Studley, Inc., pursuant to a separate agreement between the two Brokers) and each party agrees to indemnify and hold the other and their beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Landlord or Tenant in connection with this Lease. Landlord’s and Tenant’s obligations hereunder shall survive the expiration or earlier termination of this Lease.

ARTICLE 33: ATTORNEYS’ FEES; LANDLORD’S FEES AND EXPENSES

In the event that any legal dispute, matter or proceeding is commenced by or between Landlord and Tenant under this Lease, the prevailing party shall be entitled to reimbursement for its reasonable attorneys’ fees and court costs in such matter. If either party hereto, without fault, is made a party to any litigation instituted by or against any other party to this Lease, such other party shall indemnify and hold harmless Landlord or Tenant, as the case may be, against all costs and expenses, including reasonable attorneys’ fees incurred in connection therewith.

Unless prohibited by applicable law or otherwise expressly set forth herein, Tenant agrees to pay to Landlord the amount of all legal fees and expenses incurred by Landlord arising out of or resulting from any act or omission by Tenant with respect to this Lease (but not the negotiation of this Lease) or the Demised Premises, including without limitation, any breach by Tenant of its obligations hereunder.

ARTICLE 34: ENVIRONMENTAL MATTERS

As used herein, the term “Environmental Law” or “Environmental Laws” means any applicable federal, state, local or other governmental legal requirement or other law governing or relating to: (i) the environment; (ii) releases or threatened releases of (or exposure to) Hazardous Materials including investigations, monitoring and abatement of such releases; and (iii) the manufacture, handling, transport, use, treatment, storage, management or disposal of Hazardous Materials or materials containing Hazardous Materials.

As used herein, “Hazardous Substances and/or Hazardous Materials” means any petroleum or petroleum products or fractions of petroleum, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (“PCBs”) and any other chemicals, materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous wastes,” “toxic substances” or “toxic pollutants” or other similar terms under, or are regulated or become regulated as such by Environmental Laws, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (42 U.S.C. § 1801 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. § 2601); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); or in the regulations promulgated pursuant to any of said laws.

As used herein, “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Substances and/or Hazardous Materials when such Release is in violation of Environmental Laws.

Except for items ordinarily used in offices (such as cleaning supplies, copy machine toner, etc.), Tenant shall not cause or permit any Hazardous Substances and/or Hazardous Materials to be used, stored, generated or disposed of on or in the Demised Premises by Tenant, Tenant’s agents, employees, contractors or invitees. If Tenant causes a Release of any Hazardous Substances and/or Hazardous Material in violation of Environmental Laws resulting in the Demised Premises becoming contaminated in any manner, Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Demised Premises, damages due to loss or restriction of rentable or usable space, or any damages due that adversely impact the marketing of the space, and any and all sums paid for settlement of claims, attorneys’ fees, reasonable consultant and expert fees) arising during the Lease Term or any renewal of this Lease, and arising as a result of such contamination by Tenant, Tenant’s agents, employees, contractors or invitees. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision as a result of Tenant’s, Tenant’s agents, employees, contractors or invitees actions. Without limitation of the foregoing, if Tenant, Tenant’s agents, employees, contractors or invitees cause or permit the presence of any Hazardous Substances and/or Hazardous Materials on the Demised Premises and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Demised Premises to the condition existing prior to the presence of any such Hazardous Substances and/or Hazardous Materials on the Demised Premises. Tenant shall undertake no testing for Hazardous Substances and/or Hazardous Materials on the Demised Premises or take any remedial actions without in each instance obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord shall have access to the Demised Premises in order to investigate and test with respect to any suspected release of Hazardous Substances and/or Hazardous Materials in contravention of this subparagraph, and to access the Demised Premises as needed for any remedial action deemed necessary by Landlord.

Tenant shall not intentionally or unintentionally Release at the Demised Premises or Building any Hazardous Substances and/or Hazardous Materials in violation of Environmental Laws.

Tenant shall further (a) maintain the Demised Premises in full compliance with any applicable Environmental Law and be responsible for making any notification or report concerning the Demised Premises to governmental authorities having jurisdiction over the property and required to be made by any applicable Environmental Law; (b) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at the Demised Premises; (c) expeditiously cure, to the reasonable satisfaction of Landlord, any material violation of applicable Environmental Laws at the Demised Premises, at its own expense, to the extent such violation is attributable to events or conditions which arose on or after the delivery date of the Demised Premises by Landlord to Tenant; (d) conduct expeditiously to the reasonable satisfaction of Landlord and in accordance with any applicable Environmental Law any action necessary to remove, remediate, clean up, or abate any material Release, threatened Release, or disposal of a Hazardous Material at Tenant’s expense to the extent such response action is attributable to events or conditions which arose on or after the delivery date of the Demised Premises by Landlord to Tenant; (e) allow Landlord or its representatives from time to time at Landlord’s reasonable discretion and expense to inspect the Demised Premises and conduct an environmental assessment; and (f) promptly provide or otherwise make available to Landlord any reasonably requested environmental records concerning the Demised Premises which Tenant possesses or can reasonably obtain.

Tenant shall indemnify, hold harmless, and hereby waives any claim for contribution against Landlord, Landlord related parties or Landlord’s property manager(s) for any damages to the extent they arise from:

(a)	Events or conditions which existed on or after the Lease Commencement Date which relate to:

(i)	any Release, threatened Release, or disposal of any Hazardous Material at or about the Demised Premises by Tenant, Tenant’s agents, employees, contractors or invitees ;

(ii)	the operation or violation of any Environmental Law by Tenant, Tenant’s agents, employees, contractors or invitees at or about the Demised Premises; or

(iii)	any environmental claim arising due to Tenant’s actions in connection with the Demised Premises; or,

(b)	The inaccuracy or breach of any representation or warranty by Tenant in this section of this Lease.

(c)	This indemnification and waiver shall be binding upon successors and assigns of Tenant and to the benefit of Landlord, their directors, officers, employees and agents, and their successors and assigns and shall survive the termination of this Lease.

Tenant’s obligations hereunder shall survive the expiration or earlier termination of this Lease.

Notwithstanding anything in this Article 34 to the contrary, Tenant shall have no liability with respect to any condition existing prior to the date possession of the Demised Premises is delivered to Tenant.

ARTICLE 35: AUTHORITY

The persons executing this Lease on behalf of Tenant hereby individually covenant and warrant that those person(s) executing this Lease on behalf of Tenant are duly qualified and authorized to bind the Tenant.

ARTICLE 36: CONFIDENTIALITY

Tenant and its agents, employees, officers, directors, accountants and attorneys agree to keep the financial terms of this Lease strictly confidential, and shall not disclose, directly or indirectly, such terms to any person or entity without first obtaining the prior written consent of Landlord; provided, however, that Landlord’s consent shall not be required for any disclosure (i) to Tenant’s officers, directors, employees, lenders, accountants, attorneys or current or potential investors in, or purchasers of Tenant’s business; or (ii) when compelled by applicable laws, regulations or court orders.

ARTICLE 37: SPECIAL PROVISIONS APPLICABLE TO LEASE

In addition to other terms and provisions of this Lease, the following provisions shall apply (and in the event of any conflict between the provisions of this Article and any other provision of this Lease, the terms of this Article shall control):

(A) EARLY TERMINATION OPTION: Tenant shall have a one time right to terminate this Lease at the beginning of the sixth (6th) year of the Lease, provided that Tenant first furnishes Landlord with written notice at least twelve (12) months prior to the effective date of such termination. If Tenant properly exercises this early termination right, then Tenant shall pay to Landlord, at the time it tenders written notice to Landlord, an amount equal to the sum of (i) one (1) month of the then current Rent, together with (ii) all unamortized leasing commissions and an unamortized portion of the Allowance, both amortized from the date of advance over the remainder of the initial Lease Term at an annual cost of funds rate of ten percent (10%). The failure of Tenant to tender payment of the required funds as noted above shall invalidate Tenant’s early termination right and the Lease shall then continue in full force and effect as if Tenant had not exercised the early termination option.

(B) EXTENSION OPTION.

A. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant one (1) option (“Extension Option”) to extend the Term of this Lease for a five (5) year period (“Extension Period”) on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein.

(i) The Extension Option shall be exercisable by written notice (“Exercise Notice”) from Tenant to Landlord of Tenant’s election to exercise said Extension Option given not later than nine (9) calendar months prior to the then current expiration of the Lease Term, time being of the essence. Tenant’s right to exercise the Extension Option hereunder is conditioned upon Landlord’s receipt, coincidentally with Tenant’s Extension Notice, of Tenant’s then current certified financial statements showing a creditworthiness at least equivalent to the creditworthiness demonstrated to Landlord by Tenant prior to execution of this Lease. If the Extension Option is not so exercised or if Tenant is not sufficiently creditworthy, in Landlord’s reasonable determination, said Extension Option shall thereupon expire and Tenant shall have no further option to extend the Lease Term.

(ii) Tenant may only exercise the Extension Option, and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of the Extension Option and on the commencement date of the Extension Period of this Lease, the Lease is in full force and effect and there does not exist an Event of Default (as defined in this Lease) and (inasmuch as said option is intended only for the benefit of the original Tenant named in this Lease or an affiliate of Tenant (a “Qualified Tenant Affiliate”), the entire Demised Premises are occupied by the original Tenant named herein or a Qualified Tenant Affiliate and said Tenant or Qualified Tenant Affiliate has not assigned this Lease (other than to a Qualified Tenant Affiliate). Without limitation of the foregoing, no sublessee or assignee (other than an assignee which is a Qualified Tenant Affiliate) shall be entitled to exercise said Extension Option under this Article, and no exercise of said Extension Option by the original Tenant named herein or by a Qualified Tenant Affiliate assignee shall be effective, in the event said Tenant or Qualified Tenant Affiliate assigns this Lease (other than to a Qualified Tenant Affiliate) prior to the commencement date of the Extension Period.

(iii) Minimum Rent payable during the Extension Period shall be equal to the then Current Market Rate (as hereinafter defined). Landlord shall give Tenant written notice of Landlord’s good faith determination of the proposed Current Market Rate within fifteen (15) business days after Tenant’s exercise of the Extension Option, but in no event shall Landlord be obligated to provide its determination of the Current Market Rate sooner than the date of receipt of the Extension Notice.

(iv) “Current Market Rate” shall mean a net rent annual amount for similarly improved space in Alexandria, Virginia, comparable in area and location and being leased for a duration comparable to the period for which such space is to be leased beginning on the first (1st) day of the Extension Period that a willing, credit-worthy, non-equity tenant leasing the Demised Premises would pay and a willing landlord of a building comparable to the Building located in the Alexandria, Virginia, office market (the “Market”) would accept at arms length. Appropriate consideration will be given to the type of transaction involved (i.e., whether a new lease, renewal lease or lease of expansion space) net rent, rent escalations, tenant concessions (e.g., free rent, tenant improvements and other cash allowances), total amount of brokerage commissions, the credit-worthiness of the tenant, and other generally applicable terms and conditions prevailing for comparable space in comparable buildings located in the Market and as evidenced by then recently completed renewals or new leases within the Market.

(v) If Tenant disagrees with Landlord’s determination of Current Market Rate (which Tenant must do, if at all, in writing setting forth Tenant’s good faith determination of proposed Current Market Rate within five (5) business days after Tenant’s receipt of Landlord’s good faith determination of Current Market Rate) and if the parties, despite their good faith negotiations, cannot agree on the Current Market Rate within ten (10) business days thereafter, then such dispute shall be determined by binding arbitration as hereinafter provided. Landlord and Tenant will each select a Broker (the term “Broker” as used herein shall be defined as an individual who shall be disinterested and shall be a person that has been actively engaged in the leasing of first class office buildings in the Market for a period of not less than ten (10) years immediately preceding his or her appointment). If either party shall fail to select a Broker as aforesaid, then the party which has selected an Broker as aforesaid (the Appointing Party) shall have the right to issue a written notice to the party which failed to select a Broker as aforesaid (the Non-Appointing Party) advising such Non-Appointing Party that it has failed to select a Broker as aforesaid, in which case, if the Non-Appointing Party does not then designate its Broker within five (5) business days following receipt of the Appointing Party’s notice, then the Current Market Rate shall be determined by the Broker selected by the Appointing Party. Landlord and Tenant shall each simultaneously submit to the Brokers a determination of proposed Current Market Rate. If no submittal is made, the parties shall be deemed to have submitted their original determinations. The Brokers shall be directed as promptly as possible to select from the two determinations submitted by Landlord and Tenant the one that is closer to the Current Market Rate as determined by the Brokers, and said selection shall thereafter be deemed their proposed Current Market Rate. If the two Brokers so appointed fail to agree as to which of the determinations submitted by Landlord and Tenant is closest to the actual Current Market Rate, the two Brokers shall appoint a third Broker, using the criteria described above, to decide upon which of the two determinations submitted is closest to the actual Current Market Rate. In the event the two Brokers are not able to so agree upon a third Broker, the third Broker shall be appointed by the American Arbitration Association, using the criteria described above. The cost of the foregoing arbitration process shall be borne by the losing party. If no determination is made prior to the date for commencement of payment of rent for which Current Market Rate must be determined, then Landlord’s determination shall be used until the arbitration is completed. If Tenant’s determination is later selected, Landlord shall promptly refund any overpayments to Tenant.

(vi) If Tenant has validly exercised the Extension Option, and provided that the Current Market Rate has been determined as provided herein, then within thirty (30) days after the determination of the Current Market Rate, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the

Extension Period as determined in accordance herewith, with such revisions to the rental provisions of this Lease as may be necessary to conform such provisions to the Current Market Rate.

(C) PARKING: Tenant shall have the right to 1.85 parking contracts per one thousand (1,000) square feet in the Square Footage, made available to it by the Landlord or Landlord’s designee at the rate of $125.00 per parking contract per month, as the same may be adjusted from time to time by Landlord or the parking operator. The contracts will be applicable to unreserved spaces and such spaces shall be in the parking areas under the Building. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the parking areas to which the contracts apply, and shall at all times abide by the rules and regulations promulgated by the Landlord or the parking operator. It is understood and agreed that Landlord has responsibility to provide security to the parking area and shall not be responsible for the theft of any property. It is also understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked in such parking areas or to any personal property located therein or for any injury sustained by any person in or about such parking areas.

ARTICLE 38: MISCELLANEOUS

(A) Entire Agreement; Amendments; No Waiver: This Lease is intended by the parties to be a full and final expression of their agreement and a complete and exclusive statement of the terms thereof. All of the promises, understandings, agreements, obligations, conditions, covenants, terms, promises, limitations, and representations concerning the leasing of the Demised Premises and/or Tenant’s occupancy are expressly contained in this Lease. Except for those contained in this Lease, neither Landlord (nor any parties related to Landlord) have made, and Tenant has not relied upon, any representations, covenants, agreements, warranties, promises or statements; including, without limitation, common area maintenance calculations, any other financial matters, and any matters related to: (i) the Demised Premises, (ii) the Building or any part thereof, (iii) past, present or future tenancies, rents, expenses, operations or related matters, or (iv) any other matter. Except as expressly provided herein, this Lease may be amended, modified or terminated only by subsequent written agreement between the Landlord and Tenant. Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition. No waiver shall be effective against Landlord unless in writing and signed by Landlord.

(B) Relationship of Parties: Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

(C) Exhibits: The Exhibits attached hereto are hereby expressly made a part of this Lease by this reference as fully as if set forth in the text of this Lease.

(D) Compliance with Laws: Tenant (and any person or entity acting for or on behalf of Tenant), at its sole expense, shall comply, and shall cause the Demised Premises to comply, with all laws, rules, orders, ordinances and regulations now in force, or which may hereafter be in force, that shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant’s use or occupancy of the Demised Premises. Tenant shall reimburse and compensate Landlord for all damages, fines and/or expenditures made by or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe an item, covenant, or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of any laws or regulations applicable to the Demised Premises, it shall give prompt notice thereof to Landlord. Tenant agrees to cooperate with Landlord and to provide any information necessary for Landlord to comply with applicable laws or regulations.

Notwithstanding the foregoing, Landlord shall, at its own cost and expense, comply with all laws, rules, orders, ordinances and regulations now in force, or which may hereafter be in force, which affect the structural portions of the Demised Premises; provided, however, Landlord shall not be required to comply with any such obligations for which it would otherwise be responsible, if the same have been imposed or are applicable as a result of the negligence of the

Tenant or any person and/or entity acting on Tenant’s behalf, Tenant’s use of the Demised Premises, Tenant’s failure to make repairs required of Tenant hereunder, or which are imposed as a result of alterations or improvements made by Tenant, or as a result of Tenant’s failure to comply with any of its obligations under this Lease.

(E) Rule Against Perpetuities: Notwithstanding any provision in this Lease to the contrary, if the Lease Term has not commenced within twenty-one (21) years after the Effective Date, this Lease shall automatically terminate on the twenty-first (21st) anniversary of the Effective Date or, if the Demised Premises are not delivered to the Tenant within one (1) calendar year following the date of this Lease, then on the date which is one (1) calendar year following the date of this Lease. The sole purpose of this provision is to avoid any possible interpretation of this Lease as violating the Rule Against Perpetuities.

(F) Gender and Number; Clarification of Terms: Masculine, feminine or neuter pronouns shall be substituted for one another, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution. The terms “Landlord” and “Tenant” shall include, whenever the context permits or requires, as singular or plural, the parties hereto, and the heirs, legal representatives, successors and assigns of the respective parties.

(G) Captions: Any headings of the several Articles, paragraphs and subparagraphs of this Lease are inserted solely for ease and convenience of reference, and shall not constitute a part of this Lease.

(H) Governing Law and Interpretation; Partial Invalidity: This Lease shall be governed by the laws of the Commonwealth of Virginia. Both parties have read this Lease and have had the opportunity to employ legal counsel of their choosing (as desired) and negotiate changes to the Lease. The Lease is the joint product of the parties and, in the event of any ambiguity herein, no inference shall be drawn against a party by reason of document preparation. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, or found to be so by a court of competent jurisdiction, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

(I) Counterparts: This Lease may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same document.

(J) Execution of Lease: The submission of this Lease to each of Landlord and Tenant shall not constitute an obligation of Tenant to lease, or an offer by Landlord to Tenant to lease, or otherwise create any interest of Tenant in, the Demised Premises or any other rentable space in the Building or otherwise under the control or ownership of Landlord unless (and until) this Lease is fully executed and delivered by Tenant and Landlord.

(K) Force Majeure: If either party hereto shall be delayed or hindered in or prevented from the performance of any non-monetary act by Force Majeure (defined to mean a material delay beyond the reasonable control of the delayed party caused by labor strikes, lock-outs, industry-wide inability to procure materials, extraordinary restrictive governmental laws or regulations (such as gas rationing), mass riots, war, military power, terrorist acts, sabotage, material fire or other material casualty, or an extraordinary and material act of God, but excludes inadequacy of insurance proceeds, litigation or other disputes, financial inability, lack of suitable financing, delays of the delayed party’s contractor and failure to obtain approvals or permits unless otherwise caused by an event of Force Majeure), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Delays or failures to perform resulting from lack of funds (monetary impairments) shall not be deemed delays beyond the reasonable control of a party. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of Rent or any other payments required by the terms of this Lease and shall not operate to delay or extend the Lease Term.

(L) Anti-Terrorism Representation and Indemnification. Tenant certifies that: (i)

neither it nor its officers, directors or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”); (ii) neither it nor its officers, directors or controlling owners is engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) neither it nor its officers, directors or controlling owners is in violation of Presidential Executive Order 13224, the USA Patriot Act, the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorneys fees and costs) arising from or related to any breach of the foregoing certification. Should Tenant, during the Lease Term, be designated an SDN, Landlord may, at its sole option, terminate this Lease.

(M) Deed Of Lease; Recordation: This Lease shall be deemed to satisfy the requirements of the Code of Virginia that any lease for a period of greater than five (5) years be conveyed by a deed of lease. Tenant agrees not to record this Lease or any memorandum thereof and further agrees to execute, acknowledge and deliver at any time after the Lease Commencement Date, at the request of Landlord, a short form lease suitable for recording.

(N) Time of the Essence: Time is, and shall be, of the essence in the performance of all obligations under this Lease.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Lease under their respective seals as of the date first above written.

WITNESS/ATTEST:	LANDLORD:

CARLYLE-LANE-CFRI VENTURE II,
[Signature]	LLC, a Delaware limited liability company

	By:	CRI Property Trust, a Maryland
[Print Name]		real estate investment trust,
its sole managing member

By:
Name:
Title:

WITNESS/ATTEST:	TENANT:

LEARNING TREE INTERNATIONAL USA, INC.
[Signature]

[Print Name]	By:
Name:
Title:

EXHIBIT A

DESCRIPTION OF DEMISED PREMISES

(SEE ATTACHED)

EXHIBIT B

LANDLORD’S WORK EXHIBIT

NONE. Demised Premises to be delivered to Tenant, and accepted by Tenant, in their “as-is” “where-is” condition. The Building, at the time the Demised Premises are delivered, shall be substantially in the form as set forth in the Building Shell Definition exhibit (Exhibit “C-2”).

Notwithstanding the foregoing, Landlord shall be responsible for all costs associated with the construction and fixturing of Tenant’s bathroom facilities, as shown on Tenant’s approved Plans (as such term is defined in Exhibit “C-1”).

Note that as part of Tenant’s Work, Tenant shall be required to permit and construct any necessary demising wall that has not been completed as of the date of Landlord’s delivery of the Demised Premises to Tenant, although such permitting and construction shall be half at Landlord’s expense and half at Tenant’s expense.

[REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C-1

TENANT’S WORK LETTER

1. Delivery of Possession. Landlord anticipates that it shall deliver the Demised Premises to Tenant as set forth in the Lease, for purposes of construction of Tenant’s Work (as hereinafter defined) therein in accordance with the terms and conditions of the Lease and this Tenant Work Letter (the “Work Letter”), and as further detailed in the Building Shell Definition exhibit (Exhibit “C-2”). Such early entry shall be subject to all the terms and conditions of the Lease and the Work Letter, except, however, that Tenant shall not be obligated to pay Minimum Rent or Additional Rent for such period of early occupancy.

2. Tenant’s Work. Tenant, at its sole cost and expense, but subject to payment of the Allowance (as hereinafter defined) as provided below, shall perform, or cause to be performed, all work in the Demised Premises desired by Tenant for its occupancy of the Demised Premises (“Tenant’s Work”), all in accordance with the Plans (as hereinafter defined) submitted to and approved by Landlord. Tenant’s Work shall be constructed in a good and workmanlike fashion, in strict accordance with the requirements set forth herein (including, but not limited to, the “Tenant Construction Rules and Regulations” attached as Exhibit “C-4”) and in compliance with all applicable statutes, laws, ordinances, orders, codes, rules, regulations, building and fire codes and other governmental requirements. Landlord’s review and approval of the Plans or any other submission of Tenant shall create no responsibility or liability on the part of Landlord for such compliance or for their completeness or design sufficiency. Tenant shall commence the construction of the Tenant’s Work promptly following completion of the pre construction activities provided for in Paragraph 3 below and shall diligently proceed with all such construction.

3. Pre Construction Activities.

A. Prior to commencing any of the Tenant’s Work, except as noted herein, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval, which approval shall not be unreasonably withheld or delayed:

(i) A detailed construction schedule containing the major components of Tenant’s Work and the time required for each, including the scheduled commencement date of construction of the Tenant’s Work, milestone dates and the estimated date of completion of construction.

(ii) An itemized statement of estimated construction costs, including permits and architectural and engineering fees.

(iii) The names and addresses of Tenant’s contractors (and the contractor’s subcontractors and vendors) to be engaged by Tenant for the Tenant’s Work (collectively, “Tenant’s Contractors”).

(iv) Tenant’s Architect’s (as hereinafter defined) written statement that Tenant’s Architect has visited the site, and observed readily visible architectural existing conditions as such conditions affect the Plans and construction of the Tenant’s Work.

(v) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

(vi) The Plans for the Tenant’s Work, which Plans shall be subject to Landlord’s approval in accordance with Paragraph 3(B) below.

(vii) Tenant will update such information and items by notice to Landlord of any changes.

B. As used herein the term “Plans” shall mean full and detailed architectural and engineering plans and specifications covering the Tenant’s Work (including, without limitation, architectural, mechanical, electrical, life safety, fire protection and plumbing working drawings for the Tenant’s Work). The Plans shall be subject to (i) Landlord’s approval (not to be unreasonably withheld or delayed), prior to submittal to any local governmental authorities requiring approval, and (ii) the approval of all local governmental authorities requiring approval. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. Such submission of revised Plans shall be accompanied by a written response from Tenant specifically responding to Landlord’s requested changes. Landlord’s approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any applicable statutes, laws, ordinances, orders, codes, rules, regulations, building or fire codes or other governmental requirements. Landlord shall respond to Tenant’s submission of its Plans within ten (10) business days following Tenant’s submission thereof to Landlord. In the event Landlord requires changes to the Plans submitted by Tenant, Landlord shall respond to any resubmitted plans within five (5) business days from the date of such resubmission and such response shall identify all items for which Landlord requires changes and explanation of the action to be taken to obtain Landlord’s approval. Landlord’s failure to timely respond in writing upon submission of the Plans or resubmitted Plans shall be deemed approval.

C. Tenant shall not be required to remove any alterations or improvements upon the expiration of the Lease.

D. Tenant’s Work shall not be undertaken or commenced by Tenant in the Demised Premises until:

(i) The Plans for the Demised Premises have been submitted to and approved by Landlord.

(ii) All necessary building permits have been obtained by Tenant.

(iii) All required insurance coverages as required under the Lease have been obtained by Tenant, it being understood that failure of Landlord to receive evidence of such coverage upon commencement of the Tenant’s Work shall not waive Tenant’s obligations to obtain such coverages.

(iv) Items required to be submitted to Landlord prior to commencement of construction of the Tenant’s Work have been submitted and have been approved, where required.

4. Delays. In the event Tenant fails to deliver or deliver in sufficient and accurate detail the information required under Paragraph 3, or in the event Tenant, for any reason, fails to complete the Tenant’s Work on or before the Rent Commencement Date, Tenant shall be responsible for Rent and all other obligations as set forth in the Lease from the Rent Commencement Date, regardless of the degree of completion of the Tenant’s Work on such date, and no such delay in completion of the Tenant’s Work shall affect the Rent Commencement Date, or relieve Tenant of any of its obligations under said Lease, except as otherwise expressly set forth in the Lease. In the event completion of Tenant’s work is delayed by any action or inaction of Landlord in contravention of the provisions hereof (including, without limitation, Landlord’s failure to respond in a timely fashion to any submission of Tenant’s Plans), then the Rent Commencement Date shall be extended by one (1) day for each day of delay in the completion of Tenant’s work caused by Landlord.

5. Charges and Fees. Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to the Tenant’s Work.

6. Change Orders. All changes to the final Plans requested by Tenant must be approved by Landlord (which approval shall not be unreasonably withheld or delayed) in advance of the implementation of such changes as part of the Tenant’s Work. Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to any changes. All delays caused by Tenant initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the Rent Commencement Date, or payment of Rent and performance of other obligations set forth in the Lease.

7. Standards of Design and Construction and Conditions of Tenant’s Performance. All work done in or upon the Demised Premises by Tenant shall be done according to the standards set forth in this Paragraph 7, except as the same may be modified in the Plans approved by both Landlord and Tenant.

(A) Tenant’s Plans and all design and construction of the Tenant’s Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters. Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

(B) Tenant shall, at its own cost and expense, but subject to payment by Landlord of the Allowance under Paragraph 9 below, obtain all required building permits and, when construction has been completed, shall, at its own cost and expense, obtain an occupancy permit for the Demised Premises, which shall be delivered to Landlord. Tenant’s failure to obtain such permits shall not cause a delay in the Rent Commencement Date, or the payment of Rent and performance of other obligations under the Lease unless such delay is attributable to an act or omission of Landlord.

(C) Tenant’s Contractors shall be licensed contractors, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors, if any, and with other contractors and subcontractors in the Building, if any. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants. Tenant shall be responsible for coordinating the scheduling of any loading dock use and elevator use (as applicable), in addition to complying with any of Landlord’s other rules and regulations regarding construction activities.

(D) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant (but subject to application of the Allowance), any work (a) which Landlord deems necessary to be done on an emergency basis or (b) which pertains to structural components, building systems, the general utility systems for the Building.

(E) Tenant shall use only new, quality materials in the Tenant’s Work (and utilizing where possible materials as set forth in the List of Building Standard Materials, attached as Exhibit “C-3”), except where explicitly shown in the Plans approved by Landlord and Tenant. Tenant shall obtain, promptly after completion of the Tenant’s Work, warranties of at least one (1) year duration from the completion of the Tenant’s Work against defects in workmanship and materials on all work performed and equipment installed in the Demised Premises as part of the Tenant’s Work, a copy of which warranties shall be delivered to Landlord upon Tenant’s receipt of the same, excepting existing construction and/or elements or equipment that may be reused.

(F) Tenant and Tenant’s Contractors, in performing work, shall do so in conformance with the construction rules and regulations in effect for the Building from time to time. Tenant and Tenant’s Contractors shall take all reasonable precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Tenant’s Work and to properly police same. Construction equipment and materials are to be kept within the Demised Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall reasonably direct.

(G) Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building, to the extent Landlord determines that such violation is likely to have a material adverse affect on the Building systems, structure or operations, the safety of the Building’s occupants, or to otherwise create any other type of hazardous condition. Landlord shall immediately notify Tenant and Tenant’s Contractors of any such concerns. No such action by Landlord shall delay the Rent Commencement Date, or the payment of Rent and performance of other obligations under the Lease.

(H) Tenant shall arrange and pay for removal of construction debris.

(I) Tenant shall permit reasonable access to the Demised Premises, and the Tenant’s Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which the Tenant’s Work is being constructed and installed and within a reasonable period following completion of the Tenant’s Work, provided that Landlord shall obtain Tenant’s consent prior to such access and a representative of Tenant shall be present during any such access.

(J) Tenant shall proceed with its work expeditiously, continuously and efficiently, from the date Landlord tenders possession of the Demised Premises to Tenant for the construction of the Tenant’s Work. Tenant shall notify Landlord upon completion of the Tenant’s Work.

(K) Tenant shall have no authority to deviate from the Plans in performance of the Tenant’s Work, except as authorized by Landlord and its designated representative in writing. Tenant shall furnish to Landlord “as built” drawings of the Tenant’s Work consisting of record drawings of the installed condition of each component of the Tenant’s Work completed from the Plans marked up daily in the field by the various trades. Such record drawings shall be submitted in a final package by Tenant’s general contractor to Landlord within sixty (60) days after completion of the Tenant’s Work.

(L) Landlord shall have the right to reasonably require Tenant to install and maintain proper access panels to utility lines, pipes, conduits, duct work and component parts of mechanical and electrical systems existing or installed in the Demised Premises. Landlord shall be diligent in its review of the Tenant Plans to ensure that Tenant is promptly notified of any such requirement(s).

(M) Tenant shall impose on and enforce all applicable terms of this Work Letter against Tenant’s Architect, Tenant’s Engineer (as hereinafter defined) and the other Tenant’s Contractors.

8. Insurance and Indemnification.

(A) Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Demised Premises, insurance in the minimum coverages and limits of liability and of the form(s) as required under the Lease.

(B) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord’s contractors and Landlord’s architects, and their partners, members, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Tenant’s Work or the entry of Tenant or Tenant’s Contractors into the Building and the Demised Premises, including, without limitation, mechanic’s liens or the cost of any repairs to the Demised Premises or Building necessitated by activities of Tenant or Tenant’s Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others, except and to the extent that such claims, liabilities, losses, damages and expenses arise out of the willful misconduct or negligent act or omission of Landlord or from Landlord’s breach of its obligations hereunder or under the Lease. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

9. Allowance.

(A) Landlord shall make a contribution (the “Allowance”) towards the cost of Tenant’s Work (including, without limitation, the costs of construction, permits and inspections, design drawings, architectural drawings, mechanical, electrical and plumbing drawings) in the amount of Five Hundred Forty-Nine Thousand Six Hundred Fifty and No/100 Dollars ($549,650.00) (which is Fifty Dollars ($50.00) per square foot in the Square Footage), on the terms and conditions hereinafter set forth. The cost of Tenant’s bathroom facilities, as shown on Tenant’s approved space plan, shall be borne by Landlord and shall be in addition to the Allowance. The cost of Tenant’s restroom facilities including any design and planning cost, as shown on Tenant’s approved space plan, shall be borne by Landlord and shall be in addition to the Allowance. Further, Landlord agrees, in addition to the Allowance, to cover the cost of a test fit, with up to one revision, at a cost not to exceed One Thousand Ninety-Nine and 30/100 Dollars ($1,099.30) (which is ten cents ($0.10) per square foot in the Square Footage)

(i) Landlord shall disburse the Allowance in monthly progress payments, upon Tenant’s request for payment and certification that the work for which disbursement is sought has been performed and that the amounts for which payment is requested are due and owing, which disbursement shall be made to Tenant (or, at Landlord’s option, by check payable jointly to Tenant and to Tenant’s materialmen and contractors) within fifteen (15) business days after presentation by Tenant to Landlord of request for payment and appropriate, complete contractor’s affidavits and partial waivers of lien showing that the work covered thereby has been performed in the Demised Premises. Before final payment, Tenant’s general contractor shall submit final as-built plans. Tenant shall be responsible for the appropriateness and completeness of such contractors’ affidavits and waivers of lien and approval of any of such work; Landlord shall have no responsibility for any of the foregoing. Disbursement of the Allowance shall not be deemed a waiver of Tenant’s obligation to comply with such provisions. Landlord has no obligation to disburse any portion of the Allowance if Tenant is in default under the Lease or this Work Letter.

(ii) In the event that the cost of Tenant’s Work and such other items for which the Allowance may be applied should for any reason be less than the full amount of the Allowance, Tenant shall be entitled to use up to Forty Three Thousand Nine Hundred Seventy-Two and No/100 Dollars ($43,972.00) (which is Four Dollars ($4.00) per square foot in the Square Footage of such unused amounts) to pay for telephone installation, computer cabling, moving costs and furniture and equipment installed in the Demised Premises, or, at Tenant’s discretion, for any other hard and soft costs associated with Tenant’s Work. In the event Landlord determines, at any time, that the cost of Tenant’s Work and such other items for which the Allowance may be applied is or is likely to be in excess of the amount of the then undisbursed portion of the Allowance, then Tenant shall be solely responsible for payment of such excess.

(iii) In the event that the Allowance is not fully disbursed, in accordance with this Paragraph 9, by the date which is twelve (12) calendar months following the Lease Commencement Date, then Tenant’s rights in and to such remainder of the Allowance shall cease and be terminated.

10. Miscellaneous.

(A) Except as herein expressly set forth herein or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Demised Premises.

(B) Notices under this Work Letter shall be given in the same manner as under the Lease.

(C) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith shall be limited as provided in the Lease.

(D) This Work Letter, together with the Lease, sets forth the entire agreement of Tenant and Landlord regarding the Tenant’s Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.

(E) Tenant has designated Justin Clark of Clark Architecture + Design, whose address is 3333 K Street, N.W., Suite 60, Washington, D.C. 20007, as its architect (“Tenant’s Architect”) for purposes of preparing the architectural portions of the Plans and shall use TOLK, Inc., whose address is 8401 Arlington Boulevard, Suite 600, Fairfax, Virginia 22031, as its engineer (“Tenant’s Engineer”) for preparing the mechanical, plumbing, electrical, fire protection and life safety portions of the Plans.

(F) This Agreement shall not be deemed applicable to any additional space added to the original Demised Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Demised Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, except as expressly provided in any amendment or supplement to the Lease.

11. Designated Representative; Cooperation.

(A) Tenant and Landlord shall each appoint a qualified and readily available representative with the authority to give and receive notices, other materials and information relating to the Tenant’s Work, and approvals under this Agreement. Initially, Tenant’s representative shall be Dwayne Lehman, whose address is c/o Learning Tree International USA, Inc., 1851 Michael Faraday Drive, Reston, Virginia 20190, and whose telephone number is (703) 925-5538. Landlord’s representative shall be R. Andrews, whose address is c/o Lane Development, 2200 Mill Road, Suite 348, Alexandria, Virginia 22314, and whose telephone number is (202) 244-0647.

(B) Tenant and Landlord agree to make their respective architects and engineers available to the other to answer questions and provide clarifications and additional information as is reasonable for the timely progress and completion of the Tenant’s Work. Regular progress meetings shall be scheduled between Tenant and Landlord during the progress of the Tenant’s Work.

EXHIBIT C-2

BUILDING SHELL DEFINITION

(SEE ATTACHED)

EXHIBIT C-3

LIST OF BUILDING STANDARD MATERIALS

(SEE ATTACHED)

EXHIBIT C-4

TENANT CONSTRUCTION RULES AND REGULATIONS

(SEE ATTACHED)

EXHIBIT D

SIGNAGE EXHIBIT

(SEE ATTACHED – TO BE ATTACHED ONCE ALL REQUIRED APPROVALS OBTAINED BY TENANT)